Exhibit 2.1

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 1 of 144

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY
Caption in Compliance with D.N.J. LBR 9004-1(b)	Order Filed on September 14, 2023 by Clerk
U.S. Bankruptcy Court District of New Jersey

In Re:	Case No.:	23-13359-VFP
Bed Bath & Beyond Inc.	Chapter:	11
Hearing Date:
	Judge:	Michael B. Kaplan

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING THE DISCLOSURE STATEMENT ON A FINAL BASIS AND (II) CONFIRMING THE SECOND AMENDED JOINT CHAPTER 11 PLAN OF BED BATH & BEYOND INC. AND ITS DEBTOR AFFILIATES

The relief set forth on the following page is ORDERED.

DATED: September 14, 2023
Honorable Michael B. kaplan United States Bankruptcy Judge

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 2 of 144

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

Caption in Compliance with D.N.J. LBR 9004-1(b)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Joshua A. Sussberg, P.C. (admitted pro hac vice)

Emily E. Geier, P.C. (admitted pro hac vice)

Derek I. Hunter (admitted pro hac vice)

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

joshua.sussberg@kirkland.com

emily.geier@kirkland.com

derek.hunter@kirkland.com

COLE SCHOTZ P.C.

Michael D. Sirota, Esq.

Warren A. Usatine, Esq.

Felice R. Yudkin, Esq.

Court Plaza North, 25 Main Street

Hackensack, New Jersey 07601

Telephone: (201) 489-3000

msirota@coleschotz.com

wusatine@coleschotz.com

fyudkin@coleschotz.com

Co-Counsel for Debtors and Debtors in Possession

In re:	Chapter 11

BED BATH & BEYOND INC., et al.,	Case No. 23-13359 (VFP)

Debtors.[1]	(Jointly Administered)

[1]

The last four digits of Debtor Bed Bath & Beyond Inc.’s tax identification number are 0488. A complete list of the Debtors in these Chapter 11 Cases and each such Debtor’s tax identification number may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/bbby. The location of Debtor Bed Bath & Beyond Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is 650 Liberty Avenue, Union, New Jersey 07083.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 3 of 144

(Page | 2)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING

THE DISCLOSURE STATEMENT ON A FINAL BASIS AND (II) CONFIRMING THE SECOND AMENDED JOINT CHAPTER 11 PLAN OF BED BATH & BEYOND INC. AND ITS DEBTOR AFFILIATES

The relief set forth on the following pages, numbered three (3) through seventy-four (74),

is ORDERED.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 4 of 144

(Page | 3)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:

a.

commenced, on April 23, 2023 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the District of New Jersey (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);[2]

b.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

c.	filed, on July 20, 2023, the Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 1429];

d.

filed, on July 21, 2023, the Disclosure Statement Relating to the Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 1437], and the Debtors’ Motion for Entry of an Order (I) (A) Conditionally Approving the Adequacy of the Disclosure Statement, (B) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Plan, (C) Approving the Forms of Ballots and Notices in Connection Therewith, (D) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing and Certain Dates and Deadlines with Respect Thereto, and (E) Granting Related Relief, and (II) (A) Extending the Debtors’ Exclusive Periods to File a Chapter 11 Plan and Solicit Acceptances Thereof Pursuant to Section 1121 of the Bankruptcy Code and (B) Granting Related Relief [Docket No. 1438];

e.

filed, on August 1, 2023, the Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 1712] and the Disclosure Statement Relating to the Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 1713] (the “Disclosure Statement”);

f.

obtained, on August 2, 2023, entry of the Order (I) (A) Conditionally Approving the Adequacy of the Disclosure Statement, (B) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Plan, (C) Approving the Forms of Ballots and Notices in Connection Therewith, (D) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing and Certain Dates and Deadlines with Respect Thereto, and (E) Granting Related Relief, and

[2]

Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, the “Confirmation Order”) have the meanings given to them in the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 5 of 144

(Page | 4)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

(II) (A) Extending the Debtors’ Exclusive Periods to File a Chapter 11 Plan and Solicit Acceptances Thereof Pursuant to Section 1121 of the Bankruptcy Code and (B) Granting Related Relief [Docket No. 1716] (the “Conditional Disclosure Statement Order”) approving the Disclosure Statement, solicitation and voting procedures (the “Solicitation and Voting Procedures”), and related notices, forms, and ballots (collectively, the “Solicitation Packages”) and related dates and deadlines;

g.

caused the Solicitation Packages and notice of the Combined Hearing and the deadline for objecting to confirmation of the Plan to be distributed on or about August 7, 2023, (collectively, the “Solicitation Date”), in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Conditional Disclosure Statement Order, and the Solicitation and Voting Procedures, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 2135] (the “Solicitation Affidavit”)];

h.

caused, on August 7, 2023, notice of the Combined Hearing (the “Combined Hearing Notice”) to be published in the New York Times (national edition), as evidenced by the Proof of Publication [Docket No. 1856] (the “Publication Affidavit”);

i.	filed, on September 7, 2023, the Notice of Filing of Plan Supplement [Docket No. 2133];

j.

filed, on September 7, 2023, the Debtors’ Memorandum of Law in Support of (I) Approval of the Disclosure Statement on a Final Basis and (II) Confirmation of the Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 2134] (the “Confirmation Brief”);

k.

filed, on September 8, 2023, the Declaration of Holly Etlin in Support of (I) Final Approval of the Disclosure Statement and (II) Confirmation of the Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 2139] (the “Etlin Declaration”);

l.

filed, on September 8, 2023, the Declaration of Alex Orchowski of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 2140] (the “Voting Report”);

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 6 of 144

(Page | 5)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

m.	filed, on September 11, 2023, the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 2160] (as amended, the “Plan”); and

n.	filed, on September 11, 2023, the Notice of Filing of Amended Plan Supplement [Docket No. 2161] (as amended, the “Plan Supplement”).

This Court having:

a.	entered the Conditional Disclosure Statement Order on August 2, 2023 [Docket No. 1716];

b.	set September 1, 2023, at 4:00 p.m. (prevailing Eastern Time) as the deadline for filing objections to confirmation of the Plan or final approval of the adequacy of the Disclosure Statement;

c.	set September 1, 2023, at 4:00 p.m. (prevailing Eastern Time) as the deadline to vote on the Plan;

d.	set September 7, 2023, at 4:00 p.m. (prevailing Eastern Time) as the deadline to file the Confirmation Brief;

e.

set September 12, 2023, at 2:30 p.m. (prevailing Eastern Time) as the date and time for the commencement of the Combined Hearing in accordance with rules 3017 and 3018 of the Bankruptcy Rules and sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code;

f.

reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

g.	held the Combined Hearing;

h.	heard the statements and arguments made by counsel with respect to Confirmation;

i.	considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Combined Hearing;

j.	entered rulings on the record at the Combined Hearing held on September 12, 2023 (the “Confirmation Ruling”);

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 7 of 144

(Page | 6)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

k.

overruled any and all objections to the Plan and Confirmation, except as otherwise stated or indicated on the record, and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise indicated; and

l.	taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases.

NOW, THEREFORE, the Court having found that notice of the Combined Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Combined Hearing including, without limitation, the Etlin Declaration establishes just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

A.	Findings and Conclusions.

1. The findings and conclusions set forth herein and on the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 8 of 144

(Page | 7)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

B.	Jurisdiction and Venue.

2. The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Reference to the Bankruptcy Court Under Title 11, entered July 23, 1984, and amended on September 18, 2012 (Simandle, C.J.). The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Debtors confirm their consent, pursuant to Bankruptcy Rule 7008, to entry of a final order by the Court in connection with Confirmation to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue in this Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

C.	Eligibility for Relief.

3. The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of the Chapter 11 Cases.

4. On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On April 24, 2023, the Court entered the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 75] authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 9 of 144

(Page | 8)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

E.	Appointment of the Creditors’ Committee.

5. On May 5, 2023, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) to represent the interests of the unsecured creditors of the Debtors in the Chapter 11 Cases [Docket No. 218].

F.	Plan Supplement.

6. On September 7, 2023, the Debtors filed the Notice of Filing of Plan Supplement with the Court, and subsequently filed the Notice of Filing of Amended Plan Supplement on September 11, 2023. The Plan Supplement complies with the terms of the Plan, and the Debtors provided good and proper notice of the filings in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Conditional Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules; provided that no such alteration, amendment, update, or modification shall be inconsistent with the terms of this Confirmation Order or the Plan.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 10 of 144

(Page | 9)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

G.	Modifications to the Plan.

7. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of Solicitation described or set forth herein constitute technical changes or changes with respect to particular Claims or Interests made pursuant to the agreement of the Holders of such Claims or Interests and do not materially and adversely affect the treatment of any Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

8. This Confirmation Order contains modifications to the Plan that were made to address objections and informal comments received from parties in interest. Modifications to the Plan since entry of the Conditional Disclosure Statement Order, if any, are consistent with the provisions of the Bankruptcy Code. The disclosure of any Plan modifications prior to or on the record at the Combined Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified shall constitute the Plan submitted for Confirmation.

H.	Objections Overruled.

9. Any resolution or disposition of objections to approval of the Disclosure Statement or Confirmation explained or otherwise ruled upon by the Court on the record at the Combined Hearing is hereby incorporated by reference. All unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 11 of 144

(Page | 10)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

I.	Conditional Disclosure Statement Order.

10. On August 1, 2023, the Court entered the Conditional Disclosure Statement Order [Docket No. 1716], which, among other things, fixed September 1, 2023, at 4:00 p.m. (prevailing Eastern Time) as the Combined Objection Deadline and the Voting Deadline and fixed September 12, 2023, at 2:30 p.m. (prevailing Eastern Time) as the date and time for the Combined Hearing.

J.	Disclosure Statement.

11. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, rules, and regulations, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The Debtors’ use of the Disclosure Statement to solicit votes to accept or reject the Plan was authorized by the Conditional Disclosure Statement Order.

K.	Notice.

12. As evidenced by the Solicitation Affidavit, the Publication Affidavit, and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Conditional Disclosure Statement Order, the Solicitation Packages, the Combined Hearing Notice, the Plan Supplement, and all the other materials that the Debtors distributed in connection with the Confirmation of the Plan are in compliance with the Bankruptcy

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 12 of 144

(Page | 11)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Local Bankruptcy Rules for the District of New Jersey (the “Local Rules”), and the procedures set forth in the Conditional Disclosure Statement Order. The Debtors provided due, adequate, and sufficient notice of the Voting and Plan Objection Deadline, the Combined Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Conditional Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Conditional Disclosure Statement Order. No other or further notice is or shall be required.

L.	Solicitation.

13. The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and the Solicitation Packages provided the opportunity for voting creditors to opt out of the releases. Such solicitation complied with sections 1125 and 1126 and all other applicable sections of the Bankruptcy Code, rules 3017, 3018, and 3019 of the Bankruptcy Rules, the Conditional Disclosure Statement Order, the Local Rules, and all other applicable rules, laws, and regulations.

M.	Voting Report.

14. Before the Combined Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Combined Hearing. The procedures used to tabulate ballots were fair and conducted in accordance with the Conditional Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 13 of 144

(Page | 12)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

15. As set forth in the Plan, Holders of Claims in Class 3, Class 4, Class 5,3 and Class 6 (collectively, the “Voting Classes”) were eligible to vote on the Plan in accordance with the Solicitation and Voting Procedures. Holders of Claims in Class 1 and Class 2, and Holders of Interests in Class 8 (collectively, the “Deemed Accepting Classes”), are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims in Class 7 are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or Impaired and conclusively deemed to reject the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Interests in Class 9 and Class 10 (the “Deemed Rejecting Classes”) are Impaired under the Plan and are entitled to no recovery under the Plan and are, therefore, deemed to have rejected the Plan.

16. As evidenced by the Voting Report, Class 3 and Class 4 voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

N.	Bankruptcy Rule 3016.

17. The Plan and all modifications thereto were dated and identified the entities submitting such modification, thus satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c).

[3]

The Debtors did not identify any Holders of Claims in Class 5 of the Plan. Accordingly, the Debtors did not solicit or receive any votes in Class 5, and Class 5 shall be deemed eliminated from the Plan for voting purposes.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 14 of 144

(Page | 13)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

O.	Burden of Proof.

18. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with Confirmation was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

P.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

19. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

20. The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification.

21. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into ten different Classes based on differences in the legal nature or priority of such Claims and Interests

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 15 of 144

(Page | 14)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

(other than Administrative Claims, Priority Tax Claims, and Professional Fee Claims, which are addressed in Article II of the Plan and are not required to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Claims and Interests, such classifications were not implemented for any improper purpose and do not unfairly discriminate between or among Holders of Claims and Interests.

22. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.	Section 1123(a)(2)—Specification of Unimpaired Classes.

23. Article III of the Plan specifies that Claims and Interests, as applicable, in Classes 1, 2, and 8 are Unimpaired under the Plan, within the meaning of section 1124 of the Bankruptcy Code. Holders of Claims in Class 7 are either Unimpaired and conclusively presumed to have accepted the Plan, or are Impaired and deemed to reject the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. Additionally, Article II of the Plan specifies that Administrative Claims, Priority Tax Claims, and Professional Claims, will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 16 of 144

(Page | 15)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

iii.	Section 1123(a)(3)—Specification of Treatment of Impaired Classes.

24. Article III of the Plan specifies that Claims and Interests, as applicable, in Classes 3, 4, 5, 6, 9, and 10 are Impaired under the Plan, within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.	Section 1123(a)(4)—No Discrimination.

25. Article III of the Plan provides for the same treatment to each Claim or Interest in each respective Class, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

v.	Section 1123(a)(5)—Adequate Means for the Plan’s Implementation.

26. The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including (a) the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) the identities of the Plan Administrator and Oversight Committee Members; (c) the Plan Administrator Agreement; (d) any transition services agreement between a Purchaser and the Debtors; and (e) any other necessary documentation related to an Asset Sale Transaction or other Liquidation Transaction. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.	Section 1123(a)(6)—Non-Voting Equity Securities.

27. The Plan does not provide for the issuance of new equity interests. To the extent a Liquidating Trust is established pursuant to Article VII.C of the Plan, and to the extent the

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 17 of 144

(Page | 16)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

beneficial interests in the Liquidating Trust are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, the beneficial interests shall be non-voting equity securities. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

vii.	Section 1123(a)(7)—Directors, Officers, and Trustees.

28. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. Article IV.F of the Plan discharges all of the Debtors’ officers, directors, and managers from their duties effective as of the Effective Date without any further action. In addition, Article IV.F provides that the Plan Administrator, subject to the authority of the Oversight Committee, shall be appointed as the sole officer of the Wind-Down Debtors and shall succeed to the powers, duties, and privileges of the Wind-Down Debtors’ officers. The manner for selection of the Plan Administrator is set forth in the Plan and Plan Supplement. The selection of Michael Goldberg as the Plan Administrator is consistent with the interests of Holders of Claims and Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

b.	Section 1123(b)—Discretionary Contents of the Plan.

29. The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b).

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 18 of 144

(Page | 17)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

i.	Impairment/Unimpairment of Any Class of Claims or Interests.

30. Pursuant to the Plan, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases

31. Article V of the Plan provides that all Executory Contracts and Unexpired Leases are deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code on the Effective Date, unless such Executory Contract or Unexpired Lease: (1) is specifically described in the Plan as to be assumed in connection with confirmation of the Plan, or is specifically scheduled to be assumed or assumed and assigned pursuant to the Plan or the Plan Supplement; (2) is subject to a pending motion to assume such Unexpired Lease or Executory Contract as of the Confirmation Date; (3) is to be assumed by the Debtors or assumed by the Debtors and assigned to another third party, as applicable, in connection with the any sale transaction that is the subject of a pending motion as of the Confirmation Date; (4) is a contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan; (5) is an Insurance Policy; or (6) is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases as of the Confirmation Date for rejection effective on a date that occurs after the Effective Date.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 19 of 144

(Page | 18)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

32. Unless otherwise agreed, the Cure/Assumption Objection Deadline with respect to any Executory Contract or Unexpired Lease is hereby approved. Therefore, the Plan satisfies section 1123(b)(2) of the Bankruptcy Code.

iii.	Compromise and Settlement.

33. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, including the Committee, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, Causes of Action, as applicable, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan. Those settlements and compromises are fair, equitable, and reasonable and approved as being in the best interests of the Debtors and their Estates.

iv.	Debtor Release.

34. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code, the releases of claims and Causes of Action by the Debtors described in Article X.C of the Plan (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtors’ pursuit of any such claims against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims. The Debtor Release is fair and equitable and complies with the absolute priority rule.

35. Creditors in Class 3 and Class 4 have voted in favor of the Plan, including the Debtor Release. The Plan, including the Debtor Release, was negotiated at arm’s-length and in good faith by sophisticated parties represented by able counsel and financial advisors. Therefore, the Debtor Release is the result of an arm’s-length negotiation process.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 20 of 144

(Page | 19)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

36. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan—including (a) the ABL Lenders; (b) the Predecessor ABL Agent; (c) the Creditors’ Committee; (d) the Retained Professionals; and (e) with respect to each of the foregoing entities in clauses (a) through (d), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such—made significant concessions and contributions to the Debtors’ Chapter 11 Cases, including, as applicable, actively supporting the Plan and the Chapter 11 Cases, and settling and compromising substantial rights and claims against the Debtors under the Plan.

37. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan, the Debtor Release is approved.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 21 of 144

(Page | 20)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

v.	Release by Holders of Claims and Interests.

38. The release by the Releasing Parties (the “Third-Party Release”), set forth in Article X.D of the Plan, is an essential provision of the Plan. The Third-Party Release is (a) consensual, (b) in exchange for the good and valuable consideration provided by the Released Parties, (c) a good-faith settlement and compromise of the claims and Causes of Action released by the Third-Party Release, (d) materially beneficial to and in the best interests of the Debtors, their Estates, and their stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases, (e) fair, equitable, and reasonable, (f) given and made after due notice and opportunity for hearing, (g) a bar to any of the Releasing Parties asserting any claim or Cause of Action released by the Third-Party Release against any of the Released Parties, and (h) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

39. The Third-Party Release is an integral part of the Plan that is supported by many of the Debtors’ creditors and provides a meaningful recovery under the facts and circumstances of these Chapter 11 Cases. Like the Debtor Release, the Third-Party Release facilitated participation of the Released Parties in both the Plan and the chapter 11 processes generally. The Third-Party Release is instrumental to the Plan and was critical in incentivizing the Released Parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release was instrumental in developing a plan that maximized value for all of the Debtors’ stakeholders, preserved certain of the Debtors’ businesses as a going concern, and allowed for the orderly wind down of these Chapter 11 Cases. The Third-Party Release is necessary to bringing these Chapter 11 Cases to a resolution.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 22 of 144

(Page | 21)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

40. The Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process. And the Released Parties have made a substantial contribution to the Debtors’ Chapter 11 Cases. Furthermore, the Third-Party Release is consensual as the Releasing Parties were provided adequate notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan, voting creditors and interest holders were given the opportunity to opt out of the Third-Party Release, and the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, and the ballots.

41. There is an identity of interests between the Debtors and the entities that will benefit from the Third-Party Release. Each of the Released Parties, as stakeholders and critical participants in the Debtors’ Chapter 11 Cases and the Plan process, share a common goal with the Debtors in seeing the Plan succeed.

42. The scope of the Third-Party Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release. Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavit, provided sufficient notice of the Third-Party Release, and no further or other notice is necessary. The Third-Party Release is specific in language, integral to the Plan, and given for substantial consideration.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 23 of 144

(Page | 22)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

43. In light of the foregoing, the Third-Party Release is approved.

vi.	Exculpation.

44. The exculpation provisions set forth in Article X.E of the Plan are essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article X.E of the Plan, which are appropriately tailored to protect the Exculpated Parties from unnecessary litigation and contain appropriate carve outs for actual fraud, willful misconduct, or gross negligence.

vii.	Injunction.

45. The injunction provisions set forth in Article X.F of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the discharge the Debtor Release, the Third-Party Release, and the exculpation provisions in Article X of the Plan. Such injunction provisions are appropriately tailored to achieve those purposes.

viii.	Preservation of Causes of Action.

46. Article IV.F of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code.

47. The Plan provides that all Causes of Action shall automatically vest in the Wind-Down Debtors, and the Plan Administrator, subject to the oversight of the Oversight Committee, shall have the right and authority to investigate, commence, prosecute, or settle, as appropriate, any and all of the Non-Released Claims, whether arising before or after the Petition Date.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 24 of 144

(Page | 23)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

Additionally, the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Plan Administrator may retain, and all parties in interest received adequate notice with respect to such Causes of Action. The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests. For the avoidance of doubt, Causes of Action released or exculpated under the Plan will not be retained by the Plan Administrator.

ix.	Lien Releases.

48. Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Wind-Down Debtors and their successors and assigns, as set forth in Article X.B of the Plan (the “Lien Releases”). The provisions of the Lien Releases are appropriate, fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.

x.	Additional Plan Provisions.

49. The other discretionary provisions in the Plan, including the Plan Supplement, are appropriate and consistent with applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims and Interests, treatment of D&O Liability Insurance Policies, and the retention of court jurisdiction.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 25 of 144

(Page | 24)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

c.	Section 1123(d)—Cure of Defaults.

50. Article V.C of the Plan provides for the satisfaction of all Cure Obligations under each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. Any monetary or non-monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Obligation in Cash, subject to the limitations described in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any dispute regarding a Cure Obligation, the ability of the Wind-Down Debtors or any assignee, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or any other matter pertaining to assumption will be determined in accordance with the terms set forth in Article V.C of the Plan and applicable bankruptcy and non-bankruptcy law. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

d.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code.

51. The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 26 of 144

(Page | 25)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

(i)	is eligible to be a debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

(ii)	has complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

(iii)

complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, the Local Rules, any applicable non- bankruptcy Law, rule, and regulation, the Conditional Disclosure Statement Order, and all other applicable Law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

52. The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with respect to the offering, issuance, and distribution of recoveries under the Plan and, therefore are not and, on account of such distributions, will not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan so long as such distributions are made consistent with and pursuant to the Plan.

e.	Section 1129(a)(3)—Proposal of Plan in Good Faith.

53. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and the record of the Chapter 11 Cases, the Disclosure Statement, the hearing on conditional approval of the Disclosure Statement, and the record of the Combined Hearing and other proceedings held in the Chapter 11 Cases.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 27 of 144

(Page | 26)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

54. The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors, officers and managers, and the other constituencies involved in the Chapter 11 Cases. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief that the Debtors were in need of restructuring and the Plan was negotiated and proposed with the intention of maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

f.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

55. Any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan for services or costs and expenses in connection with the Chapter 11 Cases or the Plan and incident to the Chapter 11 Cases, as applicable, has been approved by or is subject to the approval of the Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4).

g.	Section 1129(a)(5)—Disclosure of Directors, Officers, and Managers and Consistency with the Interests of Creditors and Public Policy.

56. Because the Plan provides for the liquidation of the Estates’ assets and resignation of the Debtors’ officers, directors, and managers, section 1129(a)(5) of the Bankruptcy Code does not apply. To the extent section 1129(a)(5) of the Bankruptcy Code applies to the Wind-Down Debtors, the Debtors have satisfied the requirements of this provision by, among other things, disclosing the identity of the Plan Administrator and members of the Oversight Committee.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 28 of 144

(Page | 27)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

h.	Section 1129(a)(6)—Rate Changes.

57. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and, accordingly, will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

i.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

58. The evidence in support of the Plan that was proffered or adduced at the Combined Hearing, and the facts and circumstances of the Chapter 11 Cases, establishes that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

j.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Impaired Classes; Fairness of Plan with Respect to Deemed Rejecting Classes.

59. The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by Class 6 and the Deemed Rejecting Classes, the Debtors seek Confirmation under section 1129(b), solely with respect to Class 6 and the Deemed Rejecting

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 29 of 144

(Page | 28)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

Classes, rather than section 1129(a)(8), of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to Class 6 and the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to Class 6 and the Deemed Rejecting Classes and, thus, satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below.

k.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

60. The treatment of Administrative Claims, Priority Tax Claims, and Professional Fee Claims under Article II of the Plan satisfies the requirements of and complies in all respects with section 1129(a)(9) of the Bankruptcy Code.

l.	Section 1129(a)(10)—Acceptance by at Least One Impaired Class.

61. As set forth in the Voting Report, Holders of Claims in Class 3 and Class 4 voted to accept the Plan. As such, with respect to each Debtor’s Plan, there is either at least one class of Claims that is Impaired under the Plan and has accepted the Plan, which was determined without including any insiders’ acceptance of the Plan (as defined in the Bankruptcy Code). Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

m.	Section 1129(a)(11)—Feasibility of the Plan.

62. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Combined Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 30 of 144

(Page | 29)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

that the Plan is feasible; and (d) establishes that the Debtors and the Successor Entites will have sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

n.	Section 1129(a)(12)—Payment of Statutory Fees.

63. Article II.C of the Plan provides that the Debtors shall pay all fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date, and on or after the Effective Date, each Wind-Down Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of the applicable Debtor’s Chapter 11 case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.	Section 1129(a)(13), (14), (15), and (16)—Retiree Benefits, Domestic Support Obligations, Individuals, and Nonprofit Corporations.

64. The Debtors have no obligations to pay retiree benefits. The Debtors are not required to pay domestic support obligations pursuant to a judicial or administrative order or statute as set forth in section 1129(a)(14) of the Bankruptcy Code. The Debtors are not individuals under the Bankruptcy Code. The Debtors are transferring property under the Plan in accordance with applicable non-bankruptcy law that governs the particular property. Therefore, sections 1129(a)(13), 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code, respectively, have been complied with the Plan.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 31 of 144

(Page | 30)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

p.	Section 1129(b)—Confirmation of Plan Over Nonacceptance of Impaired Classes.

65. Notwithstanding the fact that Class 6 and the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because (a) Class 3 and Class 4 voted to accept the Plan and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Interests in the Deemed Rejecting Classes and the Claims in Class 6. As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Thus, the Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of the Deemed Rejecting Classes.

q.	Section 1129(c)—Only One Plan.

66. The Plan is the only plan filed in the Chapter 11 Cases and, accordingly, section 1129(c) of the Bankruptcy Code is satisfied.

r. Section 1129(d)—Principal Purpose of the Plan is Not Avoidance of Taxes or Section 5 of the Securities Act.

67. No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 32 of 144

(Page | 31)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

s.	Section 1129(e)—Not Small Business Cases.

68. The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

t.	Satisfaction of Confirmation Requirements.

69. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

u.	Good Faith.

70. The Debtors have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan is the product of extensive collaboration among the Debtors and key stakeholders and accomplishes this goal. Accordingly, the Debtors or the Wind-Down Debtors, as appropriate, have been, are, and will continue acting in good faith if they proceed to (a) consummate the Plan, the Liquidation Transactions, and the agreements, settlements, transactions, and transfers contemplated thereby and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 33 of 144

(Page | 32)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

v.	Disclosure: Agreements and Other Documents.

71. The Debtors have disclosed all material facts, to the extent applicable, regarding the following: (a) the Plan Administrator Agreement, and the identities of the Plan Administrator and members of the Oversight Committee; (b) the method and manner of distributions under the Plan; (c) the adoption, execution, and implementation of the other matters provided for under the Plan, including those involving corporate action to be taken by or required of the Debtors or Wind-Down Debtors, as applicable; (d) the exemption under section 1146(a) of the Bankruptcy Code; (e) the retained Causes of Action; and (f) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing.

w.	Conditions to Effective Date.

72. The Plan shall not become effective unless and until the conditions set forth in Article XI.A of the Plan have been satisfied or waived pursuant to Article XI.B of the Plan.

x.	Implementation.

73. All documents and agreements necessary to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The documents and agreements are essential elements of the Plan and entry into and consummation of the transactions contemplated by each such document or agreement is

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 34 of 144

(Page | 33)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

in the best interests of the Debtors, the estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

y.	Vesting of Assets.

74. Except as otherwise provided in this Confirmation Order, the Plan, or any other agreement, instrument, or other document incorporated therein or in the Plan Supplement, on the Effective Date, all property of the Estates shall vest in the Wind-Down Debtors for the purpose of liquidating the Estates and effecting Consummation of the Plan. Such assets shall be held free and clear of all liens, claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or this Confirmation Order. Any distributions to be made under the Plan from such assets shall be made by the Plan Administrator or its designee including, to the extent applicable, the Liquidating Trust. The Wind-Down Debtors and the Plan Administrator shall be deemed to be fully bound by the terms of the Plan and the Confirmation Order.

z.	Treatment of Executory Contracts and Unexpired Leases.

75. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases, effective as of the Effective Date except as otherwise provided therein or another prior or pending notice and/or motion. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests and other parties in interest in the Chapter 11 Cases.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 35 of 144

(Page | 34)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

aa.	Objections.

76. All objections, responses, reservations, statements, and comments in opposition to the Plan or the Disclosure Statement, other than those resolved, adjourned, or withdrawn with prejudice prior to, or on the record at, the Combined Hearing are overruled on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice. All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan and Disclosure Statement set forth in the Combined Hearing Notice, if any, are deemed waived and shall not be considered by the Court.

77. All parties have had a full and fair opportunity to litigate all issues raised or might have been raised in the objections to Confirmation of the Plan and approval of the Disclosure Statement, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order.

II. ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

A.	Disclosure Statement.

78. The Disclosure Statement, the Solicitation Packages, and the Solicitation and Voting Procedures are approved on a final basis pursuant to section 1125 of the Bankruptcy Code.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 36 of 144

(Page | 35)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

B.	Confirmation of the Plan.

79. This Confirmation Order confirms the Plan in its entirety as modified herein.

80. This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended through and including the Effective Date in accordance with and as permitted by the Plan. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order.

81. The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including, but not limited to, the following: (a) the Debtors; (b) Holders of DIP Claims; (c) Holders of FILO Claims; (d) Holders of Junior Secured Claims; (e) Holders of General Unsecured Claims; (f) the Committee; and (g) all other Holders of Claims and Interests.

82. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

C.	Objections.

83. To the extent that any objections (including any reservations of rights contained therein) to Confirmation or approval of the Disclosure Statement on a final basis have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Combined Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits in all respects.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 37 of 144

(Page | 36)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

84. All objections to Confirmation or approval of the Disclosure Statement not filed and served prior to the deadline for filing objections to the Plan set forth in the Combined Hearing Notice, are deemed waived and shall not be considered by the Court.

D.	Plan Modifications.

85. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, subject to modifications, if any. No Holder of a Claim who has voted to accept the Plan shall be permitted to change its vote as a consequence of the Plan or Plan Supplement modifications. All modifications to the Plan or Plan Supplement made after the Voting Deadline are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

E.	Post-Confirmation Modification of the Plan.

86. Subject to the limitations and terms contained in Article XII.A and B of the Plan, the Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, without further order of this Court, subject to the consent rights in the Plan.

F.	Plan Classification Controlling.

87. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder and the classifications set forth on the

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 38 of 144

(Page | 37)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

G.	General Settlement of Claims and Interests.

88. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to the Plan. All distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

H.	Liquidation Transactions.

89. On the Effective Date the applicable Debtors or the Wind-Down Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect the transactions described herein, including, as applicable, consummation of any sales of any assets vested with the Wind-Down Debtors, winding down the Estates, closing the Chapter 11 Cases, monetizing assets, the cancellation of all securities, notes, instruments, certificates, and other documents pursuant to the Plan, one or more mergers, amalgamations, consolidations,

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 39 of 144

(Page | 38)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Plan Administrator reasonably determines to be necessary to implement the Liquidation contemplated under Article IV.A of the Plan (collectively, the “Liquidation Transactions”). The actions to implement the Liquidation Transactions may include: (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) such other transactions that are required to effectuate the Liquidation Transactions; (e) all transactions necessary to provide for the purchase of some or all of the assets of, or Interests in, any of the Debtors which purchase may be structured as a taxable transaction for United States federal income tax purposes; and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

I.	Corporate Action.

90. On the Effective Date or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Court in all respects,

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 40 of 144

(Page | 39)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

including, as applicable: (a) the implementation of the Liquidation Transactions and (b) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan or deemed necessary or desirable by the Debtors before, on, or after the Effective Date involving the corporate structure of the Debtors or the Wind-Down Debtors, and any corporate action required by the Debtors or the Wind-Down Debtors in connection with the Plan or corporate structure of the Debtors or Wind-Down Debtors shall be deemed to have occurred and shall be in effect on the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Wind-Down Debtors, as applicable. Before, on, or after the Effective Date, the appropriate officers of the Debtors or the Wind-Down Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Wind-Down Debtors. This shall include the establishment of a Liquidating Trust as contemplated in the Plan, and the transfer of assets thereto, as applicable. The authorizations and approvals contemplated by Article IV of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

J.	Vesting of Assets in the Wind-Down Debtors and Continued Corporate Existence.

91. Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated herein or therein, on the Effective Date, all property of the Estates shall vest in the Wind-Down Debtors for the purpose of liquidating the Estates, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, the Debtors and

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 41 of 144

(Page | 40)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

the Wind-Down Debtors may (at the direction of the Plan Administrator) use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

92. Except as otherwise provided in the Plan or this Confirmation Order, at least one Debtor shall continue in existence after the Effective Date as the Wind-Down Debtors for purposes of: (a) winding down the Debtors’ business and affairs as expeditiously as reasonably possible; (b) resolving Disputed Claims; (c) making distributions on account of Allowed Claims as provided hereunder; (d) establishing and, to the extent not already funded, funding the Distribution Reserve Accounts; (e) enforcing and prosecuting claims, interests, rights, and privileges under all Causes of Action in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith; (f) filing appropriate tax returns; (g) complying with its continuing obligations under the Purchase Agreements, if any; (h) liquidating all assets of the Wind-Down Debtors; and (i) otherwise administering the Plan in an efficacious manner consistent with the Plan. The Wind-Down Debtors shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (i) motions, contested matters, and adversary proceedings pending in the Court and (ii) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 42 of 144

(Page | 41)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

K.	Plan Administrator and Oversight Committee.

93. The Plan Administrator shall retain and have all the rights, powers, and duties necessary to carry out his responsibilities under this Plan and as otherwise provided in the Confirmation Order.

94. The Plan Administrator shall act for the Wind-Down Debtors in the same fiduciary capacity as applicable to a president and chief executive officer (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same) and retain and have all the rights, powers, and duties necessary to carry out his responsibilities under this Plan in accordance with the Wind-Down and as otherwise provided in the Confirmation Order. On the Effective Date, the authority, power, and incumbency of the persons acting as managers, directors, and officers of the Wind-Down Debtors shall be deemed to have resigned, and the Plan Administrator shall be appointed as the sole officer of the Wind-Down Debtors, and shall succeed to the rights, powers, duties and privileges of the Wind-Down Debtors’ officers. Subject only to the authority delegated to the Oversight Committee, the Plan Administrator will replace all officers of each Debtor and will report to the Oversight Committee. Subject to the terms of the Plan, among other duties normal and customary of a director and officer responsible for winding down the affairs of a business, the Plan Administrator shall have the right and duty to investigate, prosecute, and compromise any and all of the Debtors’ and Wind Down Debtors’ Claims and Causes of Action. In the event that the Fourth Member elects to resign from their position, the Fourth Member shall select and appoint a successor to the Oversight Committee prior to the effectiveness of such resignation, which appointee shall be reasonably acceptable to

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 43 of 144

(Page | 42)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

the Plan Administrator and remaining members of the Oversight Committee. In the event of death or incapacitation of the Fourth Member, a successor shall be selected and appointed by the remaining members of the Oversight Committee, which appointee shall be acceptable to the Debtors then existing as of the Confirmation Date in their sole discretion. For the avoidance of doubt, except as otherwise set forth in this paragraph, the Fourth Member shall not be replaced.

95. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Wind-Down Debtors as further described in Article VII of the Plan. The Plan Administrator shall have the authority to sell, liquidate, or otherwise dispose of any and all of the Wind-Down Debtors’ assets without any additional notice to or approval from the Court.

L.	Plan Implementation Authorization.

96. The Debtors, the Wind-Down Debtors, or the Plan Administrator, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan, as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms and the terms hereof, or take any or all corporate actions authorized to be taken pursuant to the Plan or this Confirmation Order, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Court. To the extent applicable, any or all such documents shall be accepted upon

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 44 of 144

(Page | 43)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

presentment by each of the respective state filing or recording offices and filed or recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Pursuant to the business corporation laws of any state, as applicable, no action of the Debtors’ boards of directors or the Wind-Down Debtors will be required to authorize the Debtors or the Wind-Down Debtors, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan documents will be a legal, valid, and binding obligation of the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable, enforceable against the Debtors, the Wind-Down Debtors, and the Plan Administrator, in accordance with the respective terms thereof.

97. For the avoidance of doubt, the Debtors or Wind-Down Debtors, as applicable, are authorized and empowered to take all actions necessary related to any corporate name changes in order to effectuate and implement the Plan. The Clerk of the United States Bankruptcy Court for the District of New Jersey is authorized and directed to make any necessary docket entries or other filings with the Court related to any corporate name change of the Debtors or Wind-Down Debtors, including, but not limited to, docket entries changing the caption of these Chapter 11 Cases.

M.	Cancellation of Securities and Agreements.

98. On the later of the Effective Date and the date on which distributions are made pursuant to the Plan (if not made on the effective date), except for the purpose of evidencing a right to and allowing Holders of Claims and Interests to receive a distribution under the Plan, allowing the 2014 Senior Unsecured Notes Trustee to exercise its charging lien in accordance with

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 45 of 144

(Page | 44)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

the 2014 Notes Indenture, or to the extent otherwise specifically provided for in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the Liquidation Transactions: (a) any remaining obligations of the Debtors under any notes, bonds, indentures, certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors, giving rise to any Claims against or Interests in the Debtors or to any rights or obligations relating to any Claims against or Interests in the Debtors shall be deemed cancelled solely as to the Debtors and their affiliates, and the Wind-Down Debtors shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors and their affiliates pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the notes, bonds, indentures, certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors shall be released. Upon the final distribution on account of the 2014 Senior Unsecured Notes Claim or notice from the Plan Administrator that there will be no distribution on account of the 2014 Senior Unsecured Notes Claim, (i) the 2014 Senior Unsecured Notes shall thereafter be deemed to be null, void, and worthless, and (ii) at the request of the 2014 Senior Unsecured Notes Trustee, DTC, Euroclear, or Clearstream, as applicable, shall take down the relevant position relating to the 2014 Senior Unsecured Notes without any requirement of indemnification or security on the part of the Debtors, Wind-Down Debtors, the Plan Administrator, the 2014 Senior Unsecured Notes Trustee or any other party.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 46 of 144

(Page | 45)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

N.	Wind Down and Dissolution.

99. On and after the Effective Date, the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve any of the Debtors. The Plan Administrator shall: (a) at the appropriate time, file a certificate of dissolution for any of the Debtors, together with all other necessary corporate and company documents, to effect the dissolution of any of the Debtors under the applicable laws of each applicable Debtor’s state of formation; (b) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws; (c) represent the interests of the Debtors or the Estates before any taxing authority in all tax matters, including any action, suit, proceeding, or audit; (d) reconcile (and if appropriate object to or settle) Claims against the Debtors; and (e) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. The filing by the Plan Administrator of any Debtor’s certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of each such Debtor, solely to the extent and subject to the limitations provided in the Plan and the Confirmation Order.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 47 of 144

(Page | 46)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

O.	Approval of Consents and Authorization to Take Acts Necessary to Implement Plan.

100. This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

P.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan.

101. The following releases, injunctions, exculpations, and related provisions set forth in Article X of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party:

a.	Releases by the Debtors.

102. Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party other than the D&O Parties is deemed released and discharged by and on behalf of the Debtors and their respective Estates, and any and all other entities who may purport to assert any cause of action, by, through, for, or because of the foregoing entities, from any and all claims and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, existing or hereinafter arising,

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 48 of 144

(Page | 47)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

in law, equity, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors or their respective Estates, that the Debtors or their respective Estates would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in the Debtors based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), any securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transaction, the ABL Claims, the ABL Obligations, the FILO Claims, the FILO Obligations, the Prepetition Credit Agreement, the Prepetition Credit Facility Documents, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement or the Asset Sale Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the ABL Claims, the ABL Obligations, the DIP Facility, the FILO Claims, the FILO Obligations, the Prepetition Credit Agreement, the Prepetition Credit Facility Documents, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Liquidation Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Asset Sale Transaction, or any document, instrument, or agreement (including the Liquidation Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 49 of 144

(Page | 48)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

103. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor release is:

(a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the restructuring and implementing the Plan;

(b) a good faith settlement and compromise of the Claims released by the Debtor release;

(c) in the best interests of the Debtors and all Holders of Claims and Interests;

(d) fair, equitable, and reasonable;

(e) given and made after due notice and opportunity for hearing; and

(f) a bar to any of the Debtors, Wind-Down Debtors, or the Debtors’ respective Estates asserting any Claim or Cause of Action released pursuant to the Debtor release.

104. Any contrary provision notwithstanding, nothing contained in the Plan, including the foregoing Debtor release will release, compromise, impair, or in any way affect any Non-Released Claims, including the D&O Claims. For the avoidance of doubt, the releases by the Debtors set forth in Article X of the Plan do not extend to, and do not release, any properly pled direct claim against a Released Party held by a creditor.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 50 of 144

(Page | 49)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

b.	Releases of Liens.

105. Except as otherwise specifically provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Wind-Down Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or Wind-Down Debtors; provided that notwithstanding anything to the contrary in the Plan, the Liens securing the DIP Claims and FILO Claims shall not be released and such Liens shall remain in full force and effect until Payment in Full (as defined in the Final DIP Order) of the DIP Claims or FILO Claims, as applicable, and the Liens securing the DIP Claims and FILO Claims shall continue with the same validity and priority set forth in the Final DIP Order. The Prepetition Agents shall execute and deliver all documents reasonably requested by the Wind-Down Debtors or the Plan Administrator to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Wind-Down Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 51 of 144

(Page | 50)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

c.	Release by Holders of Claims or Interests.

106. As of the Effective Date, and to the fullest extent allowed by applicable law, each Releasing Party is deemed to have released and discharged each of the Debtors and Released Parties from any and all Claims and Causes of Action, whether known or unknown, including waiving any and all rights any of the foregoing parties may have under any applicable statute, including but not limited to California Civil Code § 1542, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY,” or any doctrine or principle of law restricting the release of claims that a releasor does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected the releasor’s decision to give the release, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), any securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transaction, the ABL Claims, the ABL Obligations, the FILO Claims, the FILO Obligations, the Prepetition Credit Agreement, the Prepetition Credit Facility Documents, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Facility, the Plan,

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 52 of 144

(Page | 51)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

the Plan Supplement, or the Asset Sale Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, the ABL Claims, the ABL Obligations, the FILO Claims, the FILO Obligations, the Prepetition Credit Agreement, the Prepetition Credit Facility Documents, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Liquidation Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of Consummation or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims and Causes of Action related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the “third party release” set forth above does not release any post-Effective Date obligations of any party or Entity under the Plan, any Liquidation Transaction, or any Asset Sale Transaction, or any document, instrument, or agreement (including the Liquidation Documents and other documents, instruments, and agreements set forth in the Plan Supplement) executed to implement the Plan or any Asset Sale Transaction.

107. Without limiting the foregoing, from and after the Effective Date, any Entity (other than the DIP Agent, the DIP Lenders, the ABL Agent, the FILO Lenders, or the FILO Agent) that is given the opportunity to opt out of the releases contained in Article X.D of the

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 53 of 144

(Page | 52)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

Plan and does not exercise such opt out may not assert any claim or other Cause of Action against any Released Party based on or relating to, or in any manner arising from, in whole or in part, the Debtors. From and after the Effective Date, any Entity (other than the DIP Agent, the DIP Lenders, the ABL Agent, the FILO Lenders, or the FILO Agent) that opted out of (or otherwise did not participate in) the releases contained in Article X.D of the Plan may not assert any claim or other Cause of Action against any Released Party for which it is asserted or implied that such claim or Cause of Action is not subject to the releases contained in Article X.C of the Plan without first obtaining a Final Order from the Bankruptcy Court (a) determining, after notice and a hearing, that such claim or Cause of Action is not subject to the releases contained in Article X.C of the Plan and (b) specifically authorizing such Person or Entity to bring such claim or Cause of Action against any such Released Party. For the avoidance of doubt, the terms of this paragraph shall not apply to the Plan Administrator. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a claim or Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible and as provided for in Article XIII of the Plan, the Bankruptcy Court shall have jurisdiction to adjudicate the underlying claim or Cause of Action.

108. For the avoidance of doubt, any Holders of Claims and Interests who (1) received a Ballot but failed to return the Ballot or (2) abstained from voting on the Plan, are deemed to be Releasing Parties. For the avoidance of doubt, any Holders of Claims or Interests to whom the Debtors mailed an Opt-Out Form but received such notice returned marked as “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar language, shall not be deemed a Releasing Party.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 54 of 144

(Page | 53)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

109. For the avoidance of doubt, neither Ryan Cohen nor RC Ventures LLC are Released Parties or Exculpated Parties, and are therefore not subject to the protections set forth in Article X of the Plan.

110. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the third-party release, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the third- party release is:

(a) consensual;

(b) essential to the confirmation of the Plan;

(c) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Asset Sale Transaction and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the third-party release;

(e) in the best interests of the Debtors and their respective Estates;

(f) fair, equitable, and reasonable;

(g) given and made after due notice and opportunity for hearing; and

(h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the third-party release.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 55 of 144

(Page | 54)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

d.	Exculpation.

111. No Exculpated Party shall have or incur liability for, and each Exculpated Party is exculpated from, any Cause of Action or any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the DIP Facility, the Disclosure Statement, the Plan, the Plan Supplement and the Asset Sale Transactions, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of debt, and/or securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for Claims related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

112. The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any Claim relating to any post-Effective Date obligations of any party or Entity under the Plan, the Asset Sale Transaction, or any document, instrument, or agreement (including the Liquidation Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 56 of 144

(Page | 55)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

113. Any contrary provision notwithstanding, nothing contained in the Plan, including the foregoing exculpation shall release, compromise, impair, exculpate or in any way affect any Non-Released Claims, including the D&O Claims.

e.	Injunction.

114. Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that:

(a) are subject to compromise and settlement pursuant to the terms of the Plan;

(b) have been released by the Debtors pursuant to the Plan;

(c) have been released by third parties pursuant to the Plan,

(d) are subject to exculpation pursuant to the Plan; or

(e) are otherwise discharged, satisfied, stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, through and until the date upon which all remaining property of the Debtors’ Estates vested in the Wind-Down Debtors has been liquidated and distributed in accordance with the terms of the Plan, from taking any of the following actions against, as applicable, the Debtors, Wind-Down Debtors, the Released Parties, or the Exculpated Parties:

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 57 of 144

(Page | 56)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

(1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities;

(2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities;

(3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities;

(4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and

(5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities discharged, released, exculpated, or settled pursuant to the Plan.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 58 of 144

(Page | 57)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

115. For the avoidance of doubt, and notwithstanding the foregoing, nothing in this section shall release, compromise, impair, exculpate or in any way affect any Non-Released Claims, including the D&O Claims.

Q.	Assumption and Cure of Executory Contracts and Unexpired Leases.

116. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be and hereby are approved in their entirety.

117. For the avoidance of doubt, on the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously rejected, assumed, assumed and assigned, or included in a Rejection Notice shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) is specifically described in the Plan as to be assumed in connection with confirmation of the Plan, or is specifically scheduled to be assumed or assumed and assigned pursuant to the Plan or the Plan Supplement; (2) is subject to a pending motion to assume such Unexpired Lease or Executory Contract as of the Confirmation Date; (3) is to be assumed by the Debtors or assumed by the Debtors and assigned to another third party, as applicable, in connection with the any sale transaction that is the subject of a pending motion as of the Confirmation Date; (4) is a contract, instrument, release, indenture, or other agreement or document entered into in connection with the

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 59 of 144

(Page | 58)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

Plan; (5) is an Insurance Policy; or (6) is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases as of the Confirmation Date for rejection effective on a date that occurs after the Effective Date. Entry of the Confirmation Order by the Court shall constitute approval of such assumptions, assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases as provided in the Plan Supplement, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

118. Any Cure Obligations under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by performance or payment of the Cure Obligation in Cash on or after the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the Cure Obligation, (2) the ability of the Wind-Down Debtors or any assignee, as applicable, to provide “adequate assurance of future performance” (with the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the Cure Obligations shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

119. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Notice will be deemed to have assented to such assumption or assumption and assignment, and Cure amount.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 60 of 144

(Page | 59)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

R.	Provisions Governing Distributions.

120. The distribution provisions of Article VI of the Plan shall be and hereby are approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Debtors or the Wind-Down Debtors, as applicable, shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

S.	Post-Confirmation Notices and Bar Dates.

121. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than ten (10) Business Days after the Effective Date, the Wind-Down Debtors or the Plan Administrator, as applicable, must cause notice of Confirmation and the occurrence of the Effective Date (the “Notice of Confirmation”) to be filed on the docket and be served by United States mail, first-class postage prepaid, by hand, by overnight courier service, or by electronic service to all parties served with the Combined Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Combined Hearing Notice but received such notice returned marked as “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar language, unless such Entity has informed the Debtors in writing of or the Debtors are otherwise aware of such Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements. The Combined Hearing Notice, this Confirmation Order, and the Notice of Confirmation are adequate under the particular circumstances of these Chapter 11 Cases, in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no other or further notice is necessary.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 61 of 144

(Page | 60)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

122. The Notice of Confirmation will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

123. Except as otherwise provided in the Plan, requests for payment of Administrative Claims must be Filed no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims that do not file and serve such a request on or before the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, any purchasers of their assets, or their respective property, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date.

T.	Notice of Subsequent Pleadings.

124. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the Wind-Down Debtors and their counsel; (b) the U.S. Trustee; (c) the Plan Administrator, (d) any party known to be directly affected by the relief sought by such pleadings; and (e) any party that specifically requests additional notice in writing to the Debtors or Wind-Down Debtors, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Notice and Claims Agent shall not be required to file updated service lists.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 62 of 144

(Page | 61)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

U.	Section 1146 Exemption.

125. To the maximum extent provided by section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, including the Asset Sale Transaction, or the issuance, transfer or exchange of any security under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

V.	Preservation of Causes of Action.

126. Except as otherwise provided in the Plan or this Confirmation Order or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, on the Effective Date, all Causes of Action shall automatically vest in the Wind-Down Debtors, and the Plan Administrator shall have the right and authority to investigate, commence, prosecute, or settle, as appropriate, any and all the Non-Released Claims, whether arising before or after the Petition Date, including any actions described in the Schedule of Retained Causes of Action, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including as set forth in Article X thereof.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 63 of 144

(Page | 62)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

W.	Effectiveness of All Actions.

127. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors, the Wind-Down Debtors, and/or the Plan Administrator and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

X.	Binding Effect.

128. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all Holders of Claims or Interests (irrespective of whether the Holders of such Claims or Interests accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunction described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

129. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 64 of 144

(Page | 63)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Wind-Down Debtors, Plan Administrator, and each of their respective successors and assigns. The Plan, all documents and agreements executed by the Debtors in connection therewith, this Confirmation Order, and all prior orders of the Court in the Chapter 11 Cases shall be binding against and binding upon and shall not be subject to rejection or avoidance by any Chapter 7 or Chapter 11 trustee appointed in any of the Chapter 11 Cases and the Plan Administrator.

Y.	Directors, Officers and Managers.

130. As of the Effective Date, the existing board of directors or managers, as applicable, of the Debtors shall be dissolved without any further action required on the part of the Debtors or the Debtors’ officers, directors, managers, shareholders, or members, and any remaining officers, directors, managers, or managing members of any Debtor shall be deemed to have resigned without any further action required on the part of any such Debtor, the equity holders of the Debtors, the officers, directors, or managers, as applicable, of the Debtors, or the members of any Debtor.

131. The Debtors shall pay all fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date, and on and after the Effective Date, the Wind-Down Debtors shall pay any and all such fees when due and payable until the earlies of the applicable Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code, whichever occurs first.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 65 of 144

(Page | 64)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

Z.	Claims Reconciliation Process.

132. The procedures and responsibilities for, and costs of, reconciling Disputed Claims shall be as set forth in the Plan or as otherwise ordered by the Court.

AA.	Professional Compensation.

133. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Professionals. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Wind-Down Debtors or the Plan Administrator, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court.

BB.	Nonseverability of Plan Provisions upon Confirmation.

134. Each term and provision of the Plan, as it may have been amended by the Confirmation Order, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, and (c) nonseverable and mutually dependent.

CC.	Waiver or Estoppel.

135. Except as otherwise set forth in the Plan or this Confirmation Order, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument,

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 66 of 144

(Page | 65)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court before the Confirmation Date.

DD.	Authorization to Consummate.

136. The Debtors are authorized to consummate the Plan, including the Liquidation Transactions contemplated thereby, at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article XI of the Plan. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to Holders of any Allowed Claims or Interests (as applicable).

EE.	Injunctions and Automatic Stay.

137. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order (including the Injunction) shall remain in full force and effect in accordance with their terms.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 67 of 144

(Page | 66)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

FF.	Dissolution of Statutory Committees.

138. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

GG.	Effect of Non-Occurrence of Conditions to the Effective Date.

139. If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims or Interests; (2) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

HH.	Texas Comptroller of Public Accounts.

140. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the following provisions will govern the treatment of the claims of the Texas Comptroller of Public Accounts (the “Texas Comptroller”): (1) nothing provided in the Plan or this Confirmation Order shall affect or impair any statutory or common law setoff rights of the Texas Comptroller in accordance with 11 U.S.C. § 553; (2) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Texas Comptroller to pursue any non-debtor third parties for tax debts or claims; (3) nothing provided in the Plan or this Confirmation Order shall be construed to preclude the payment of interest on the Texas Comptroller’s administrative expense tax claims, if any; and (4) the Texas Comptroller’s

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 68 of 144

(Page | 67)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

administrative expense claim is allowed upon filing without application or motion for payment, subject to objection on substantive grounds. In no event shall the Texas Comptroller be paid in a payment schedule that extends past sixty (60) months of the Debtors’ bankruptcy petition date.

II.	Texas Taxing Authorities.

141. For the avoidance of doubt, any Claims of Texas Taxing Authorities (the “Texas Tax Claims”), unless subsequently disallowed, shall constitute Other Secured Claims entitled to Class 2 treatment under the Plan, and nothing in this Confirmation Order or the Plan shall impair or otherwise alter the rights and entitlements of the Texas Taxing Authorities under the Final DIP Order, including as set forth in paragraphs 61 and 62 of the Final DIP Order. The Debtors and Texas Taxing Authorities shall, within five Business Days of entry of the Confirmation Order, mutually agree to a holdback amount from the Combined Reserve, which amount shall be between $500,000 and $2.8 million, for the payment of Texas Tax Claims, with all parties’ rights reserved as to the ultimate amount of such Texas Tax Claims. If the Debtors and Texas Taxing Authorities have not agreed to a holdback amount within five Business Days of entry of the Confirmation Order, the Debtors and Texas Taxing Authorities agree to jointly seek a determination of such amount from the Bankruptcy Court before the Effective Date. The Texas Taxing Authorities may amend their respective proofs of claim once the current year’s ad valorem taxes are actually assessed without further agreement with the Debtors or Wind-Down Debtors, as applicable, or leave of the Bankruptcy Court.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 69 of 144

(Page | 68)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

JJ.	Mississippi Department of Revenue.

142. Notwithstanding anything in the Plan or this Confirmation Order to the contrary: (1) the Mississippi Department of Revenue’s (the “MDOR”) setoff rights under section 553 of the Bankruptcy Code and recoupment rights are preserved, and nothing shall affect the Debtors’ or Wind-Down Debtors’ defenses thereto and such rights are expressly preserved and shall not be altered or impaired; (2) the MDOR shall not be required to file any proofs of claim or requests for payment in the Chapter 11 Cases for any Administrative Claims for the liabilities described in section 503(b)(1)(B) and (C) of the Bankruptcy Code, and nothing in the Plan or this Confirmation Order shall excuse the Debtors, the Wind-Down Debtors, and/or the Plan Administrator as applicable, from any obligation under Mississippi state law to timely submit returns and remit payment, including penalties and interest, for all taxes due or coming, as required under applicable Mississippi state law; (3) to the extent the MDOR’s Priority Tax Claims, if any, are not paid in full in cash on the Effective Date, such Priority Tax Claims shall, at a minimum, be paid by regular, annual installment payments in cash over a period not to exceed five years after the date of the order for relief under section 301 of the Bankruptcy Code, all as required section 1129(a)(9)(C) of the Bankruptcy Code, along with non-bankruptcy interest in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code and Mississippi state law, as applicable, and for the avoidance of doubt, the Bankruptcy Court shall retain exclusive jurisdiction regarding the MDOR’s Claims to the extent permissible under applicable law; (4) the statutorily mandated treatment of MDOR’s Allowed Priority Tax Claims and/or any liabilities to MDOR described in section 503(b)(1)(B) and (C) of the Bankruptcy Code shall not be considered a settlement or

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 70 of 144

(Page | 69)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

compromise; and (5) solely to the extent permitted by Bankruptcy Rule 7015, the MDOR may timely amend any Proof of Claim after the Effective Date or the Bar Date, whichever is later, with respect to (i) a pending audit, (ii) an audit that may be performed, with respect to any pre or post- petition tax return, or (iii) a filed tax return.

KK.	Aetna Life Insurance Company.

143. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Master Services Agreement MSA-868281 (as amended, and together with related schedules, exhibits, appendices and documents, the “Aetna MSA”), between the Debtors and Aetna Life Insurance Company (“Aetna”), under which Aetna provides claims administration and related services with respect to the Debtors’ self-funded employee benefits plan, has been terminated effective September 30, 2023 (the “Aetna MSA Termination Date”). The Debtors or the Wind-Down Debtors, as applicable, shall continue to pay in the ordinary course of business all funding obligations under the Aetna MSA through the Aetna MSA Termination Date. On or before September 15, 2023, Aetna, acting in its sole discretion any without recourse to any person or party, shall provide to the Debtors or the Wind-Down Debtors, as applicable, an estimate of projected liability on account of incurred but not reported (IBNR) claims (including any fees owed to Aetna in conjunction with those claims pursuant to the Aetna MSA) (the “IBNR Amount”) projected to be received by Aetna after the Aetna MSA Termination Date through and including December 31, 2023 (the “Runoff Termination Date”). On or before September 25, 2023, the Debtors or the Wind-Down Debtors, as applicable, shall wire the IBNR Amount to Aetna in accordance with instructions to be provided by Aetna, and Aetna shall use the IBNR Amount after

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 71 of 144

(Page | 70)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

the Aetna MSA Termination Date to pay outstanding fees and claims, including runoff claims, in accordance with the Aetna MSA. The Debtors and Wind-Down Debtors shall not satisfy any amounts other than the IBNR Amount arising under the Aetna MSA. Aetna shall have no obligation under the Aetna MSA or otherwise to process or pay any claims received after the Runoff Termination Date or for which Aetna has determined in its sole discretion that the IBNR Amount is or will be insufficient to satisfy, and Aetna is authorized to take any and all actions it deems appropriate to address any such claims, including immediate denial or rejection for lack of funding. In the event any portion of the IBNR Amount is not used by Aetna to fund obligations under the Aetna MSA, Aetna will return such unused IBNR Amount to the Debtors or Wind-Down Debtors as applicable.

LL.	City of Philadelphia.

144. The Debtors or the Wind-Down Debtors, as applicable, shall file the tax returns identified in the City of Philadelphia’s Limited Objection to Confirmation of the Plan [Docket No. 2111] by December 31, 2023. Pursuant to the terms of the Plan, the proofs of claim filed by the City of Philadelphia at Claim Nos. 3454, 3455, and 3602, if liquidated at a non-zero amount, will be treated in accordance with section 1129(a)(9)(c) of the Bankruptcy Code.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 72 of 144

(Page | 71)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

MM.	Safety National Parties.[4]

145. As proscribed under the Safety National Insurance Policies, after the Effective Date, the Debtors and/or Wind-Down Debtors, through the Plan Administrator, shall maintain a duty to cooperate and assist in the defense of any claim, proceeding, or suit against the Debtors for damages payable by the Safety National Insurance Policies. Pursuant to Bankruptcy Rule 9001(5), the Plan Administrator shall be designated as the person authorized to act on behalf of the Debtors (or, after the Effective Date, the Wind-Down Debtors) in defense of any claim, proceeding, or suit against the Debtors for the purpose of liquidating the claim to seek to collect against the Safety National Insurance Policies. The Plan Administrator shall be further authorized to assist in the defense of such claims including by, though not limited to, providing documents and information required in the defense of any claims, proceeding, or suit, and signing interrogatory answers and other discovery responses. The Plan Administrator shall be authorized to execute such discovery materials based upon knowledge and information gained from the review of documents or other information in the Plan Administrator’s possession in the Plan Administrator’s actual knowledge and not based on personal knowledge of the Plan Administrator. The intent of this paragraph is to provide adequate provisions of the Debtors’ defense obligations under the Safety National Insurance Policies, and nothing in this paragraph shall alter, modify, amend, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Debtors (or, after the Effective Date, the Wind-Down Debtors) or the Safety National Parties under the Safety National Insurance Policies.

[4]

Capitalized terms used but not otherwise defined in this paragraph 145 shall have the meanings ascribed to such terms in The Safety National Parties’ Limited Objection to Debtors’ Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates [Docket No. 2099].

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 73 of 144

(Page | 72)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

NN.	Google LLC.

146. For the avoidance of doubt, Google LLC shall be deemed a Released Party for all purposes under the Plan.

OO.	IREIT Plaistow Pentucket, L.L.C. and La Frontera Improvements, LLC.

147. Notwithstanding anything to the contrary herein, or in the Plan, (a) IREIT Plaistow Pentucket, L.L.C. and (b) La Frontera Improvements, LLC, shall not be deemed Releasing Parties.

PP.	Excepted Leases.

148. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, with respect to the Unexpired Leases by and between the Debtors and certain parties thereto as to: (i) store #301 located at 2719 Edmondson Road, Cincinnati, Ohio; (ii) store #1107 located at 1050 McKinley Place Drive, San Marcos, Texas; (iii) store #3076 located at 3700 West Torrance Boulevard, Torrance, California; and (iv) that certain Nordstrom Sublease located at 13900 Dallas Parkway, Addison, Texas, the Debtors or the Wind-Down Debtors, as applicable, shall retain the ability to designate such Unexpired Leases for assumption, assumption and assignment, or rejection within 45 days following the Effective Date; provided however, that such Unexpired Leases shall be deemed automatically rejected in accordance with Article V.A of the Plan following such 45-day period if any such Unexpired Lease has not been assumed or assumed and assigned or otherwise addressed through a separate order of the Court prior to the expiration of such 45-day period.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 74 of 144

(Page | 73)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

QQ.	Chubb Companies.

149. For the avoidance of doubt, nothing in Art X.D.2 of the Plan requires, precludes, and/or prohibits ACE American Insurance Company, ACE Property and Casualty Insurance Company, Westchester Fire Insurance Company, Westchester Surplus Lines Insurance Company, Indemnity Insurance Company of North America, Federal Insurance Company, Chubb Custom Insurance Company, Executive Risk Specialty Insurance Company, Executive Risk Indemnity Inc., Great Northern Insurance Company, Chubb Insurance Company of New Jersey, Vigilant Insurance Company, Chubb Indemnity Insurance Company, ESIS, Inc., and/or any of their U.S.-based affiliates and successors (collectively, the “Chubb Companies”) to or from administering, handling, defending, settling and/or paying claims covered by any Insurance Policies issued and/or entered into by any of the Chubb Companies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law.

RR.	Effect of Conflict.

150. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

SS.	Retention of Jurisdiction.

151. This Court retains jurisdiction over the Chapter 11 Cases, all matters arising out of or related to the Chapter 11 Cases and the Plan, the matters set forth in Article XI and other applicable provisions of the Plan.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 75 of 144

(Page | 74)
Debtors:	BED BATH & BEYOND INC., et al.
Case No.	23-13359-VFP
Caption of Order:	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement on a Final Basis and (II) Confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

TT.	Waiver of 14-Day Stay.

152. Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective immediately and not subject to any stay.

UU.	Final Order.

153. This Confirmation Order is a Final Order, and the period in which an appeal must be Filed shall commence upon the entry hereof.

154. This Confirmation Order is effective as of [            ], 2023.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 76 of 144

Exhibit A

Plan

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 77 of 144

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEW JERSEY

In re:	Chapter 11

BED BATH & BEYOND INC., et al.,	Case No. 23-13359 (VFP)

Debtors.[1]	(Jointly Administered)

SECOND AMENDED JOINT CHAPTER 11 PLAN

OF BED BATH & BEYOND INC. AND ITS DEBTOR AFFILIATES

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST, AND THIS PLAN IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS. THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.

COLE SCHOTZ P.C.	KIRKLAND & ELLIS LLP
Michael D. Sirota, Esq.	KIRKLAND & ELLIS INTERNATIONAL LLP
Warren A. Usatine, Esq.	Joshua A. Sussberg, P.C. (admitted pro hac vice)
Felice R. Yudkin, Esq.	Emily E. Geier, P.C. (admitted pro hac vice)
Court Plaza North, 25 Main Street	Derek I. Hunter (admitted pro hac vice)
Hackensack, New Jersey 07601	601 Lexington Avenue
(201) 489-3000	New York, New York 10022
msirota@coleschotz.com	(212) 446-4800
wusatine@coleschotz.com	joshua.sussberg@kirkland.com
fyudkin@coleschotz.com	emily.geier@kirkland.com
derek.hunter@kirkland.com
Co-Counsel to the Debtors and
Debtors in Possession	Co-Counsel to the Debtors and
Debtors in Possession

[1]

The last four digits of Debtor Bed Bath & Beyond Inc.’s tax identification number are 0488. A complete list of the Debtors in these Chapter 11 Cases and each such Debtor’s tax identification number may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/bbby. The location of Debtor Bed Bath & Beyond Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is 650 Liberty Avenue, Union, New Jersey 07083.

- i -

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 78 of 144

TABLE OF CONTENTS

		Page
Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		5
A.	Defined Terms	5
B.	Rules of Interpretation	19
C.	Computation of Time	20
D.	Governing Law	20
E.	Reference to Monetary Figures	20
F.	Controlling Document	20
G.	Nonconsolidated Plan	20

Article II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS		20
A.	Administrative Claims and Priority Tax Claims	20
B.	Professional Compensation	21
C.	Statutory Fees	22
D.	Lender Professional Fees	23

Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		22
A.	Summary of Classification	22
B.	Treatment of Claims and Interests	23
C.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	27
D.	Elimination of Vacant Classes	27
E.	Voting Classes; Presumed Acceptance by Non-Voting Classes	27
F.	Subordinated Claims and Interests	28

Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN		28
A.	Liquidation Transactions	28
B.	Distributable Proceeds and Waterfall Recovery	28
C.	WARN Reserve and Combined Reserve	29
D.	Cancellation of Notes, Instruments, Certificates, and Other Documents	30
E.	General Settlement of Claims	31
F.	Means for Implementation	31
G.	Exemption from Certain Transfer Taxes and Fees	34

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		35
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	35
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	35
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	35
D.	Insurance Policies	36

- ii -

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 79 of 144

E.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	37
F.	Reservation of Rights	38
G.	Nonoccurrence of Effective Date	38
H.	Contracts and Leases Entered Into After the Petition Date	38

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS		38
A.	Timing and Calculation of Amounts to Be Distributed	38
B.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	39
C.	Tax Issues and Compliance with Tax Requirements	40
D.	Allocations	40
E.	No Postpetition Interest on Claims	40
F.	Setoffs and Recoupment	40
G.	Claims Paid or Payable by Third Parties	41

Article VII. THE PLAN ADMINISTRATOR		42
A.	The Plan Administrator	42
B.	Wind-Down	43
C.	Liquidating Trust	44
D.	Exculpation, Indemnification, Insurance & Liability Limitation	46
E.	Tax Returns	46
F.	Dissolution of the Wind-Down Debtors	46
G.	Budget and Reporting	46

Article VIII . RESERVES ADMINISTERED BY THE PLAN ADMINISTRATOR		47
A.	Undeliverable Distribution Reserve	47
B.	WARN Reserve and Combined Reserve	47
C.	The General Account and Distribution Reserve Account Adjustments	48

Article IX. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		48
A.	Allowance of Claims	48
B.	Claims Administration Responsibilities	49
C.	Estimation of Claims	49
D.	Adjustment to Claims Without Objection	49
E.	Time to File Objections to Claims	49
F.	Disallowance of Claims	50
G.	Amendments to Claims	50
H.	No Distributions Pending Allowance	50
I.	Distributions After Allowance	50

Article X. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		51
A.	Compromise and Settlement of Claims, Interests, and Controversies	51
B.	Release of Liens	51
C.	Releases by the Debtors	52
D.	Release by Holders of Claims or Interests	53

- iii -

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 80 of 144

E.	Exculpation	54
F.	Injunction	55
G.	SEC	55
H.	Protection Against Discriminatory Treatment	55
I.	Recoupment	56
J.	Subordination Rights	56

Article XI. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		56
A.	Conditions Precedent to the Effective Date	56
B.	Waiver of Conditions	57
C.	Substantial Consummation	57
D.	Effect of Nonoccurrence of Conditions to the Effective Date	57

Article XII. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		57
A.	Modification and Amendments	57
B.	Effect of Confirmation on Modifications	57
C.	Revocation or Withdrawal of the Plan	57

Article XIII. RETENTION OF JURISDICTION		58

Article XIV. MISCELLANEOUS PROVISIONS		60
A.	Immediate Binding Effect	60
B.	Additional Documents	60
C.	Dissolution of Statutory Committees	60
D.	Payment of Statutory Fees	60
E.	Reservation of Rights	60
F.	Successors and Assigns	61
G.	Service of Documents	61
H.	Entire Agreement	62
I.	Exhibits	62
J.	Nonseverability of Plan Provisions	62
K.	Votes Solicited in Good Faith	62
L.	Waiver and Estoppel	62

- iv -

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 81 of 144

INTRODUCTION

Bed Bath & Beyond Inc. (“BBB”) and its debtor affiliates, as debtors and debtors in possession (each, a “Debtor” and, collectively, the “Debtors”), propose this first amended joint plan of reorganization (the “Plan”) for the resolution of outstanding Claims against, and Interests in, the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Article I.A hereof. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, and the Plan constitutes a separate plan of reorganization for each of the Debtors.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1. “2014 Notes Indenture” means that certain Indenture dated as of July 17, 2014 (as amended, novated, supplemented, extended, or restated from time to time), by and among Bed Bath & Beyond Inc. as issuer, and the 2014 Senior Unsecured Notes Trustee as Trustee.

2. “2014 Senior Unsecured Notes” means, collectively: (a) the 3.479% senior unsecured notes due August 1, 2024, in the currently outstanding principle amount of $215.4 million; (b) the 4.915% senior unsecured notes due August 1, 2034, in the currently outstanding principle amount of $209.7 million; and (c) the 5.165% senior unsecured notes due August 1, 2044, in the currently outstanding principle amount of $604.8 million, each of which are governed by the 2014 Notes Indenture.

3. “2014 Senior Unsecured Notes Claim” means any Claim derived from or based upon the 2014 Senior Unsecured Notes.

4. “2014 Senior Unsecured Notes Trustee” means The Bank of New York Mellon, not in its individual capacity, but solely in its capacity as the trustee under the 2014 Notes Indenture.

5. “ABL Agent” means Sixth Street Specialty Lending, Inc. in its capacity as administrative agent and collateral agent under the Prepetition Credit Agreement.

6. “ABL Claims” means any and all claims arising from, under or in connection with the ABL Facility including, without limitation, the ABL Obligations.

7. “ABL Facility” means that certain asset-based revolving credit facility provided for under the Prepetition Credit Agreement.

8. “ABL Lenders” means the asset-based revolving credit lenders party to the Prepetition Credit Agreement.

5

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 82 of 144

9. “ABL Obligations” shall mean “Prepetition ABL Obligations” as defined in the DIP Order.

10. “Adequate Assurance Information” means written evidence to demonstrate the ability of the Wind-Down Debtors or any assignee, as applicable, to provide “adequate assurance of future performance” (with the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed.

11. “Administrative Claim” means a Claim for costs or expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; and (c) all DIP Claims.

12. “Administrative Claims Bar Date” means: (a) with respect to those Administrative Claims for which bar dates were established in the Bar Date Order, the applicable deadline established by the Bar Date Order; and (b) with respect to Professional Fee Claims, thirty days after the Confirmation Date.

13. “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

14. “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest that is evidenced by a Proof of Claim timely Filed by the Bar Date or a request for payment of Administrative Claim timely Filed by the Administrative Claims Bar Date (or for which Claim or Interest under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court a Proof of Claim or a request for payment of Administrative Claim is not or shall not be required to be Filed); (b) a Claim or Interest that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed; (c) a Claim or Interest Allowed pursuant to the Plan, any stipulation approved by the Bankruptcy Court, any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan, or a Final Order of the Bankruptcy Court, or (d) a Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; provided that, with respect to a Claim or Interest described in clauses (a) and (b) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or if such an objection is so interposed, such Claim or Interest shall have been Allowed by a Final Order. Any Claim or Interest that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes. A Proof of Claim Filed after and subject to the Bar Date or a request for payment of an Administrative Claim Filed after and subject to the Administrative Claims Bar Date, as applicable, shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim or Interest. “Allow” and “Allowing” shall have correlative meanings.

15. “Asset Sale Transaction” means the sale or sales, either as a going-concern or in a liquidation, of some or all of the Debtors’ assets under this Plan or as otherwise authorized by order of the Bankruptcy Court or the Bankruptcy Code.

16. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies which any of the Debtors, the debtors in possession, the Estates, or other

6

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 83 of 144

appropriate parties in interest have asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law including, for the avoidance of doubt, Preference Actions.

17. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended.

18. “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey, or any other court having jurisdiction over the Chapter 11 Cases, including to the extent of the withdrawal of reference under section 157 of the Judicial Code, the United States District Court for the District of Jersey.

19. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time.

20. “Bar Date Order” means the Order (I) Setting Bar Dates for Submitting Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II)Establishing Amended Schedules Bar Date, Rejection Damages Bar Date, and Administrative Claims Bar Date, (III) Approving the Form, Manner, and Procedures for Filing Proofs of Claim, and (IV) Approving Notice Thereof, and (V) Granting Related Relief entered at Docket No. 584.

21. “BBB” means Bed Bath & Beyond Inc.

22. “Bidding Procedures” means the Bidding Procedures for the Submission, Receipt, and Analysis of Bids in Connection with the Sale of the Debtors’ Assets attached as Exhibit 1 to the Order (I) Approving the Auction and Bidding Procedures, (II) Approving Stalking Horse Bid Protections, (III) Scheduling Bid Deadlines and an Auction, (IV) Approving the Form and Manner of Notice Thereof, and (V) Granting Related Relief, as amended or modified [Docket No. 92].

23. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

24. “Cash” means the legal tender of the United States of America or the equivalent thereof.

25. “Causes of Action” mean any action, Claim, cross claim, third party claim, damage, judgment, cause of action, controversy, demand, right, action, suit, obligation, liability, debt, account, defense, offset, power, privilege, license, Lien, indemnity, interest, guaranty, or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract or in tort, at law or in equity, or pursuant to any other theory of law or otherwise. For the avoidance of doubt, “Causes of Action” include: (a) any right of setoff, counterclaim, or recoupment and any claim arising from any contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any right to object to or otherwise contest Claims or Interests; (d) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (e) any claim or defense, including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any Avoidance Action.

7

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 84 of 144

26. “Chapter 11 Cases” means when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

27. “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, and any Cause of Action or liability asserted against a Debtor.

28. “Claims Objection Bar Date” means the deadline for objecting to a Claim, which shall be on the date that is 180 days after the Effective Date (as may be extended by the Court upon the request of the Debtors or the Wind-Down Debtors).

29. “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

30. “Class” means a category of Claims or Interests under section 1122(a) of the Bankruptcy Code.

31. “Combined Reserve” shall mean the collapsed Priority Claims Reserve and Wind-Down Reserve created pursuant to the terms of the Final DIP Order, in the aggregate amount of $15 million less any amounts paid from the Combined Reserve pursuant to the terms of the Final DIP Order prior to the Effective Date.

32. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to the conditions set forth in the Plan.

33. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.

34. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

35. “Confirmation Order” means an order of the Bankruptcy Court, acceptable to the Debtors, the DIP Agent, the FILO Agent, and the Creditors’ Committee, confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

36. “Consummation” means the occurrence of the Effective Date.

37. “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

38. “Cure Claim” means a monetary Claim based upon a Debtor’s defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor pursuant to section 365 of the Bankruptcy Code.

39. “Cure Obligations” means all (a) Cure Claims and (b) other obligations required to cure any non-monetary defaults (the performance required to cure such non-monetary defaults and the timing of such performance will be described in reasonable detail in a notice of proposed assumption and assignment) under any Executory Contract or Unexpired Lease that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

8

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 85 of 144

40. “Cure/Assumption Objection Deadline” means the date that is 14 days after filing of the Schedule of Assumed Executory Contracts and Unexpired Leases with the Plan Supplement and service of the Cure Notice; provided, that if any Executory Contract or Unexpired Lease is added to the Schedule of Assumed Executory Contracts and Unexpired Leases after the filing of the initial Schedule of Assumed Executory Contracts and Unexpired Leases, or an Executory Contract or Unexpired Lease proposed to be assumed by the Wind-Down Debtors is proposed to be assigned to a third party after the filing of the initial Schedule of Assumed Executory Contracts and Unexpired Leases, then the Cure/Assumption Objection Deadline with respect to such Executory Contract or Unexpired Lease shall be 14 days after service of the amended Schedule of Assumed Executory Contracts and Unexpired Leases with such modification (or such other time period as the Debtors set (subject to Bankruptcy Court approval) if the Debtors seek a limited notice period prior to the date of the Confirmation Hearing).

41. “Cure Notice” means a notice of a proposed amount to be paid and/or obligation to be performed on account of a Cure Obligation in connection with an Executory Contract or Unexpired Lease to be assumed under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include: (a) procedures for objecting to proposed assumptions of Executory Contracts and Unexpired Leases; (b) Cure Claims to be paid in connection therewith; (c) Adequate Assurance Information; and (d) procedures for resolution by the Bankruptcy Court of any related disputes.

42. “D&O Claims” means any and all Causes of Action of the Debtors or Wind-Down Debtors, as applicable, against a D&O Party.

43. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) issued or providing coverage at any time to any of the Debtors any of their predecessors, and/or any of their current or former subsidiaries for current or former directors’, managers’, and officers’ liability and all agreements, documents, or instruments relating thereto.

44. “D&O Party” means all current and former directors, officers, or managers of the Debtors in their respective capacities as such.

45. “Debtors” means, collectively: Bed Bath & Beyond Inc.; Alamo Bed Bath & Beyond Inc.; BBB Canada LP Inc.; BBB Value Services Inc.; BBBY Management Corporation; BBBYCF LLC; BBBYTF LLC; Bed Bath & Beyond of Annapolis, Inc.; Bed Bath & Beyond of Arundel Inc.; Bed Bath & Beyond of Baton Rouge Inc.; Bed Bath & Beyond of Birmingham Inc.; Bed Bath & Beyond of Bridgewater Inc.; Bed Bath & Beyond of California Limited Liability Company; Bed Bath & Beyond of Davenport Inc.; Bed Bath & Beyond of East Hanover Inc.; Bed Bath & Beyond of Edgewater Inc.; Bed Bath & Beyond of Falls Church, Inc.; Bed Bath & Beyond of Fashion Center, Inc.; Bed Bath & Beyond of Frederick, Inc.; Bed Bath & Beyond of Gaithersburg Inc.; Bed Bath & Beyond of Gallery Place L.L.C.; Bed Bath & Beyond of Knoxville Inc.; Bed Bath & Beyond of Lexington Inc.; Bed Bath & Beyond of Lincoln Park Inc.; Bed Bath & Beyond of Louisville Inc.; Bed Bath & Beyond of Mandeville Inc.; Bed Bath & Beyond of Opry Inc.; Bed Bath & Beyond of Overland Park Inc.; Bed Bath & Beyond of Palm Desert Inc.; Bed Bath & Beyond of Paradise Valley Inc.; Bed Bath & Beyond of Pittsford Inc.; Bed Bath & Beyond of Portland Inc.; Bed Bath & Beyond of Rockford Inc.; Bed Bath & Beyond of Towson Inc.; Bed Bath & Beyond of Virginia Beach Inc.; Bed Bath & Beyond of Waldorf Inc.; Bed Bath & Beyond of Woodbridge Inc.; bed ‘n bath Stores Inc.; Bed, Bath & Beyond of Manhattan, Inc.; Buy Buy Baby of Rockville, Inc.; Buy Buy Baby of Totowa, Inc.; Buy Buy Baby, Inc.; BWAO LLC; Chef C Holdings LLC; Decorist, LLC; Deerbrook Bed Bath & Beyond Inc.; Harmon of Brentwood, Inc.; Harmon of Caldwell, Inc.; Harmon of Carlstadt, Inc.; Harmon of Franklin, Inc.; Harmon of Greenbrook II, Inc.; Harmon of Hackensack, Inc.; Harmon of Hanover, Inc.; Harmon of Hartsdale, Inc.; Harmon of Manalapan, Inc.; Harmon of Massapequa, Inc.; Harmon of Melville, Inc.; Harmon of New Rochelle, Inc.; Harmon of Newton, Inc.; Harmon of Old Bridge, Inc.; Harmon of Plainview, Inc.; Harmon of Raritan, Inc.; Harmon of Rockaway, Inc.; Harmon of

9

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 86 of 144

Shrewsbury, Inc.; Harmon of Totowa, Inc.; Harmon of Wayne, Inc.; Harmon of Westfield, Inc.; Harmon of Yonkers, Inc.; Harmon Stores, Inc.; Liberty Procurement Co. Inc.; Of a Kind, Inc.; One Kings Lane LLC; San Antonio Bed Bath & Beyond Inc.; Springfield Buy Buy Baby, Inc., the debtors and debtors in possession in the Chapter 11 Cases.

46. “DIP Agent” means Sixth Street Specialty Lending, Inc. as administrative agent under the DIP Credit Agreement.

47. “DIP Claims” means, any and all Claims derived from, based upon, or secured by, the DIP Documents including, without limitation, the DIP Obligations.

48. “DIP Collateral” shall have the meaning ascribed to such term in the Final DIP Order.

49. “DIP Credit Agreement” means that certain Senior Secured Super-priority Debtor-in- Possession Term Loan Credit Agreement (as it may be amended, restated, supplemented, or otherwise modified from time to time), dated as of April 24, 2023, by and among the Debtors, the DIP Lenders, and the DIP Agent.

50. “DIP Documents” means the DIP Credit Agreement and any other agreements and documents executed in connection with or related thereto.

51. “DIP Facility” means that certain $240,000,000.00 postpetition debtor-in-possession financing facility available under the DIP Credit Agreement.

52. “DIP Lenders” means collectively the Lenders (as defined in the DIP Credit Agreement) party to the DIP Credit Agreement.

53. “DIP Obligations” shall have the meaning set forth in the Final DIP Order.

54. “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order; (b) is Scheduled as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (c) is not Scheduled and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (d) has been withdrawn by agreement of the applicable Debtor and the Holder thereof; or (e) has been withdrawn by the Holder thereof.

55. “Disclosure Statement” means the Disclosure Statement Relating to the Joint Plan of Reorganization of Bed Bath & Beyond Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as may be amended, supplemented, or otherwise modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan.

56. “Disclosure Statement Order” means the order entered by the Bankruptcy Court approving the Disclosure Statement.

57. “Disputed” means a Claim or an Interest or any portion thereof: (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order; and (c) with respect to which a party in interest has Filed a Proof of Claim, a Proof of Interest, or otherwise made a written request to a Debtor for payment.

10

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 87 of 144

58. “Distributable Proceeds” means subject only to funding the Professional Fee Escrow Account on the Effective Date, all (i) Cash, (ii) Cash proceeds generated from the use, sale, lease, liquidation or other disposition of Estate property, and (iii) Cash proceeds generated by the use, sale, lease, liquidation or other disposition of any property belonging to the Wind Down Debtors, in each case excluding the Combined Reserve.

59. “Distribution Agent” means the Wind-Down Debtors or any Entity the Wind-Down Debtors select to make or facilitate distributions to be made pursuant to the Plan.

60. “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions hereunder and shall be the Effective Date or such other date as designated in a Final Order of the Bankruptcy Court; provided, that the Distribution Record Date shall not apply to publicly held securities.

61. “Distribution Reserve Accounts” means the Combined Reserve, the Undeliverable Distribution Reserve, and the WARN Reserve.

62. “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors, with the consent of the DIP Agent and Creditors’ Committee, on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article XI.A have been satisfied or waived (in accordance with Article XI.B); and (c) the Plan is declared effective.

63. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

64. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

65. “Exculpated Parties” means collectively, and in each case in its capacity as such: (a) the Debtors and Wind-Down Debtors; (b) the Creditors’ Committee; and (c) with respect to the foregoing clauses (a) and (b), each such Entity’s current and former control persons, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; provided that no party that otherwise qualifies as an Exculpated Party, including a D&O Party, shall be an Exculpated Party with respect to a Non-Released Claim.

66. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

67. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

68. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, the Notice and Claims Agent.

69. “FILO Agent” means Sixth Street Specialty Lending, Inc. in its capacity as FILO Agent (as defined in the Prepetition Credit Agreement).

11

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 88 of 144

70. “FILO Claims” means any and all claims arising from, under or in connection with the FILO Facility including, without limitation, the FILO Obligations.

71. “FILO Facility” means that certain first-in-last-out loan facility provided for under the Prepetition Credit Agreement.

72. “FILO Lenders” means the first-in-last-out loan facility lenders party to the Prepetition Credit Agreement.

73. “FILO Obligations” shall mean have the meaning ascribed to it in the Prepetition Credit Agreement.

74. “Final DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Utilize Cash Collateral, (II) Granting Liens and Superpriority Administrative Expense Claims, (III) Granting Adequate Protection, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 729].

75. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, petition for certiorari, or move for a new trial, reargument, reconsideration, or rehearing has expired and no appeal, petition for certiorari, or motion for a new trial, reargument, reconsideration, or rehearing has been timely taken or filed, or as to which any appeal that has been or may be taken or any petition for certiorari or any motion for a new trial, reargument, reconsideration, or rehearing that has been or may be made or filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the motion for a new trial, reargument, reconsideration, or rehearing shall have been denied, resulted in no modification of such order (if any such motion has been or may be granted), or have otherwise been dismissed with prejudice; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any comparable Bankruptcy Rule may be filed relating to such order or judgment shall not cause such order or judgment to not be a Final Order.

76. “General Account” means a general account: (a) into which shall be deposited revenues and proceeds of all assets of the Debtors, including proceeds of any Asset Sale Transaction, subject to the Final DIP Order, and Cash of the Debtors in an amount in excess of the amount required to adequately maintain the Distribution Reserve Accounts as described in Article VIII.C (provided that the General Account shall not include funds required to be deposited into the Distribution Reserve Accounts); and (b) from which payments shall be made according to the priority set forth in Article IV.B.

77. “General Unsecured Claim” means any Claim other than (a) an Administrative Claim, (b) an Other Secured Claim, (c) a Priority Tax Claim, (d) an Other Priority Claim, (e) a FILO Claim, (f) a Junior Secured Claim, (g) an Intercompany Claim, (h) a DIP Claim, or (i) an ABL Claim; provided, however, that any Junior Secured Deficiency Claim shall be a General Unsecured Claim. For the avoidance of doubt, General Unsecured Claims include the 2014 Senior Unsecured Notes Claims.

78. “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

79. “Holder” means an Entity holding a Claim or Interest, as applicable.

80. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

12

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 89 of 144

81. “Initial Sharing Threshold” means the point in time at which the combined aggregate recoveries to Holders of Allowed Claims in Classes 3 and 4 exceeds $515,000,000.00, plus interest and fees on account of such Claims.

82. “Insurance Policies” means all insurance policies issued or providing coverage at any time to any of the Debtors, any of their predecessors, and/or any of their current or former subsidiaries and all agreements, documents, or instruments relating thereto, including, without limitation, the D&O Liability Insurance Policies.

83. “Insurer” means any company or other entity that issued or entered into an Insurance Policy (including any third party administrator) and any respective predecessors and/or affiliates thereof.

84. “Interchange Claims” means any Claim or Cause of Action held by a Debtor or a Debtor’s Affiliate, and any successors or assigns relating to the payment card interchange fee and merchant discount antitrust litigation.

85. “Intercompany Claim” means any Claim held by a Debtor or a Debtor’s Affiliate against a Debtor or a Debtor’s Affiliate.

86. “Intercompany Interest” means, other than an Interest in BBB, an Interest in one Debtor held by another Debtor or a Debtor’s Affiliate.

87. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor.

88. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time, as applicable to the Chapter 11 Cases.

89. “Junior Secured Claim” means a Secured Claim that is secured by a Lien junior to the Lien securing the DIP Claims, ABL Claims, and FILO Claims.

90. “Junior Secured Deficiency Claim” means any Junior Secured Claim, or portion thereof, that is not Secured.

91. “Lease Sale Procedures” means the Lease Sale Procedures for the Sale of Certain Lease Assets attached to the Order (I) Establishing Procedures to Sell Certain Leases, (II) Approving the Sale of Certain Leases, and (III) Granting Related Relief [Docket No. 422].

92. “Lender Fees” shall have the meaning set forth in Article II.D of this Plan.

93. “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

94. “Liquidation” means the liquidation of the Debtors on the terms of the Plan.

95. “Liquidation Documents” means the Plan, the Disclosure Statement, the Plan Supplement, and the various agreements and other documents formalizing or implementing the Plan and the transactions contemplated thereunder, each of which shall be acceptable to the DIP Agent, FILO Agent, and Creditors’ Committee in their sole discretion.

96. “Liquidating Trust” shall have the meaning ascribed to such term in Article VII.C herein.

13

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 90 of 144

97. “Liquidating Trust Assets” means any assets transferred from the Wind-Down Debtors to the Liquidating Trust in accordance with Article VII.C herein.

98. “Liquidation Transactions” means those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Plan Administrator reasonably determines to be necessary to implement the Liquidation, as described in more detail in Article IV.A herein.

99. “Non-Released Claims” means all Claims and Causes of Action belonging to a Debtor or its Estate including, but not limited to, the (a) D&O Claims, (b) Avoidance Actions, (c) Other Liability Claims, (d) Shipping and Price Gouging Claims, (e) Interchange Claims, and (f) Securities Claims.

100. “Notice and Claims Agent” means Kroll Restructuring Administration LLC.

101. “Other Liability Claims” means any Claims or causes of Action of the Debtors against professionals, excluding any professionals retained by the Debtors in their chapter 11 cases (including, for the avoidance of doubt, Kirkland & Ellis LLP and Kirkland & Ellis International LLP (including any employees or contractors thereof), Cole Schotz, AlixPartners, Lazard, and A&G Realty).

102. “Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; or (b) a Priority Tax Claim, to the extent such Claim has not already been paid during the Chapter 11 Cases.

103. “Other Secured Claim” means any Secured Claim, other than claims arising under the Prepetition Credit Facilities or the DIP Documents, that is secured by a Lien senior to the Lien securing the DIP Claims, the ABL Claims, and the FILO Claims. For the avoidance of doubt, any Allowed Claim of the Texas Taxing Authorities2 that is a Secured Claim under applicable law shall be an Other Secured Claim.

104. “Oversight Committee” shall have the meaning ascribed to such term in Article IV.F.7 of the Plan.

105. “Permitted Transfer” means a transfer of all or a portion of the assets of the Wind-Down Debtors to the Liquidating Trust in accordance with Article VII.C hereof.

106. “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

107. “Petition Date” means April 23, 2023, the date on which the Debtors commenced the Chapter 11 Cases.

108. “Plan” means this plan, as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes and attachments thereto.

109. “Plan Administrator” means the person, selected by the DIP Agent, the FILO Agent, and the Creditors’ Committee, and reasonably acceptable to the Debtors, to administer the Wind-Down Debtors. For the avoidance of doubt, all costs, liabilities, and expenses reasonably incurred by the Plan Administrator, and any personnel employed by the Plan Administrator in the performance of the Plan Administrator’s duties, shall be paid from the Wind Down Debtors’ assets. The identity of the Plan Administrator shall be disclosed in the Plan Supplement.

[2]

As used herein, the term “Texas Taxing Authorities” shall include (a) all entities identified as comprising the defined term “Texas Taxing Authorities” in the Final DIP Order; (b) Collin County; (c) Collin College; (d) City of Plano; (e) McKinney ISD; (f) City of McKinney; and (g) City of Sherman.

14

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 91 of 144

110. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code, the Bankruptcy Rules), each of which shall be acceptable to the DIP Agent, FILO Agent, and Creditors’ Committee in their sole discretion, to be Filed by the Debtors no later than fourteen days before the Voting Deadline or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including the following, as applicable: (a) Schedule of Assumed Executory Contracts and Unexpired Leases; (b) the identity and terms of any documentation, including a wind-down trust agreement, as applicable, establishing the rights and compensation of the Plan Administrator and the oversight of the Oversight Committee; (c) any transition services agreement between a Purchaser and the Debtors (as applicable); and (d) any other necessary documentation related to any Asset Sale Transaction or other Liquidation Transactions in accordance with Article IV of the Plan.

111. “Predecessor ABL Agent” means JPMorgan Chase Bank, N.A.

112. “Preference Action” means any and all preference actions which any of the Debtors, the Estates, or other appropriate parties in interest have asserted or may assert under chapter 5 of the Bankruptcy Code or under similar or related state or federal statutes and common law to recover preferential payments made to non-insiders of the Debtors within 90 days prior to the Petition Date.

113. “Prepetition Agents” means, collectively, (a) the ABL Agent and (b) the FILO Agent.

114. “Prepetition Claims Bar Date” means the dates established by the Bankruptcy Court in the

Bar Date Order by which Proofs of Claim on account of prepetition claims (including claims arising under section 503(b)(9) of the Bankruptcy Code) must be Filed.

115. “Prepetition Collateral” shall have the meaning ascribed to such term in the Final DIP Order.

116. “Prepetition Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 9, 2021, (as amended, restated, supplemented, or otherwise modified from time to time) among BBB as parent borrower, the ABL Agent, the ABL Lenders, the FILO Agent, and the FILO Lenders.

117. “Prepetition Credit Facilities” means, collectively, the ABL Facility and the FILO Facility.

118. “Prepetition Credit Facility Documents” means the Prepetition Credit Agreement and any other documents executed in connection therewith or related thereto.

119. “Priority Claims Reserve” means a reserve with the meaning ascribed to it in the Final DIP Order in the amount of $10 million less any amounts that were paid from the Priority Claims Reserve pursuant to the terms of the Final DIP Order prior to the Effective Date.

120. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

121. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

15

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 92 of 144

122. “Professional” means an Entity employed pursuant to a Bankruptcy Court order in accordance with sections 327, 328 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

123. “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been previously paid.

124. “Professional Fee Escrow Account” means an interest-bearing account (to the extent commercially reasonable) in an amount equal to the total Professional Fee Reserve Amount funded by the Wind-Down Debtors on the Effective Date.

125. “Professional Fee Reserve Amount” means the amount set forth in the Wind-Down Budget for all Professional fee payments through the Effective Date, including (a) amounts budgeted for prior months not yet invoiced to the Debtors and (b) any amounts for services provided in prior periods that are invoiced but not yet paid (including hold back amounts).

126. “Proof of Claim” means a proof of Claim Filed in the Chapter 11 Cases.

127. “Purchase Agreement” means any asset purchase agreement, by and among the Debtors and a Purchaser, as may be amended, supplemented, or otherwise modified from time to time.

128. “Purchaser” means, collectively, any purchaser under any Asset Sale Transaction, together with its or their successors and permitted assigns (including any and all of its or their wholly-owned Affiliates to which it or they assigns any of its rights or obligations).

129. “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

130. “Rejection Notice” means any applicable notice filed by the Debtors in accordance with the Order (I) Authorizing and Approving Procedures to Reject Executory Contracts and Unexpired Leases and (II) Granting Related Relief [Docket No. 382], providing notice to counterparties of the Debtors’ intent to reject an Executory Contract or Unexpired Lease.

131. “Released Party” means each of the following, solely in its capacity as such: (a) the ABL Lenders; (b) the Predecessor ABL Agent; (c) the Creditors’ Committee; (d) the Retained Professionals; and (e) with respect to each of the foregoing entities in clauses (a) through (d), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; and (f) the D&O Parties; provided that no party, including a D&O Party, shall be a Released Party with respect to any Non-Released Claims. Notwithstanding anything to the contrary herein, (i) the Debtors do not release the D&O Parties, and (ii) the term “Released Party” does not include: (a) the Debtors or the Wind-Down Debtors; (b) the DIP Agent; (c) the DIP Lenders; (d) the ABL Agent; (e) the FILO Lenders; or (f) the FILO Agent.

16

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 93 of 144

132. “Releasing Party” means each of the following, solely in its capacity as such: (a) the ABL Lenders; (b) the Predecessor ABL Agent; (c) the Creditors’ Committee; (d) with respect to each of the foregoing entities in clauses (a) through (c), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; (e) all Holders of Claims or Interests that are deemed to accept the Plan and who do not affirmatively opt out of the releases provided by the Plan; (f) all Holders of Claims or Interests who vote to reject the Plan and who do not affirmatively opt out of the releases provided by the Plan; and (g) all Holders of Claims or Interest who vote to accept the Plan; provided that no party, including a D&O Party, shall be a “Releasing Party” with respect to any Non-Released Claims. For the avoidance of doubt, the term “Releasing Party” does not include: (a) the Debtors or the Wind-Down Debtors; (b) the DIP Agent; (c) the DIP Lenders; (d) the ABL Agent; (e) the FILO Lenders; or (f) the FILO Agent.

133. “Retained Professional” means each of Kirkland & Ellis LLP and Kirkland & Ellis International LLP, Cole Schotz, P.C., AlixPartners, Pachulski Stang Ziehl & Jones LLP, and Alvarez & Marsal North America, LLC.

134. “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto), if any, of the Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Wind-Down Debtors pursuant to the Plan, as set forth in the Plan Supplement, as amended by the Debtors from time to time in accordance with the Plan, which shall be in form and substance acceptable to each of the Debtors.

135. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

136. “SEC” means the United States Securities and Exchange Commission.

137. “Secondary Sharing Threshold” means the point in time at which the combined aggregate recoveries to Holders of Allowed Claims in Classes 3 and 4 exceeds $550,000,000.00, plus interest and fees on account of such Claims.

138. “Section 510(b) Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code.

139. “Secured” means when referring to a Claim: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable Holder’s interest in the applicable Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

17

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 94 of 144

140. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time.

141. “Securities Claims” means Claims and Causes of Action arising in connection with the issuance, redemption, purchase or sale of Debtors’ debt or equity securities, including without limitation claims arising under state or federal securities laws, including without limitation the Securities Act and the Securities Exchange Act of 1934.

142. “Security” means a security as defined in section 2(a)(1) of the Securities Act.

143. “Shared Proceeds Pool” means all funds allocated to the Debtors or the applicable Successor Entity, as applicable, in accordance with the Sharing Mechanism.

144. “Sharing Mechanism” shall have the meaning ascribed to such term in Article IV.B herein.

145. “Shipping and Price Gouging Claims” means, collectively, those Claims and Causes of Action of the Debtors, their Affiliates, and any successors or assigns (a) relating to the “fail[ure] to establish, observe, and enforce just and reasonable regulations and practices relating to or connected with receiving, handling, storing, or delivering property,” including pricing practices in accordance with 46 U.S. Code § 41102(c) and/or (b) brought under federal maritime law, including, without limitation, the Shipping Act of 1984, 46 U.S.C. §§ 40101 – 41309, the Ocean Shipping Reform Act of 2022, and any similar laws, and in accordance with the 46 C.F.R. §§ 500 – 599.

146. “Successor Entity” means (i) the Wind-Down Debtors or (ii) any successor liquidating trust established by the Wind-Down Debtors.

147. “U.S. Trustee” means the Office of the United States Trustee for the District of New Jersey.

148. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

149. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that are unimpaired within the meaning of section 1124 of the Bankruptcy Code, including through payment in full in Cash.

150. “Voting Deadline” means September 1, 2023, at 4:00 p.m. (prevailing Eastern Time).

151. “WARN Costs” shall have the meaning ascribed to such term in the Final DIP Order.

152. “WARN Reserve” means a reserve with the meaning ascribed to such term in the Final DIP Order in the amount of $16 million less any amounts that were paid from the WARN Reserve pursuant to the terms of the Final DIP Order prior to the Effective Date.

153. “Waterfall Recovery” shall have the meaning ascribed to such term in Article IV.B herein.

154. “Wind Down” means the wind down and dissolution of the Debtors’ Estates following the Effective Date as set forth in Article VII.B hereof.

155. “Wind-Down Budget” means the budget to be delivered by the Debtors to the DIP Agent and FILO Agent no later than seven days prior to the Effective Date, in form and substance acceptable to

18

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 95 of 144

the DIP Agent and FILO Agent, which shall project the Wind-Down Debtors’ and Plan Administrator’s receipts and disbursements, and expenditures from the Combined Reserve and WARN Reserve, as may be updated pursuant to Article VII.G; provided that the initial Wind-Down Budget delivered prior to the Effective Date shall also be delivered to the Creditors’ Committee and shall be in form and substance acceptable to the Creditors’ Committee.

156. “Wind-Down Debtors” means the Debtors, or any successor thereto, by merger, consolidation, or otherwise, including any liquidating trust, on or after the Effective Date.

157. “Wind-Down Reserve” means a reserve with the meaning ascribed to it in the Final DIP Order in the amount of $5 million less any amounts that were paid from the Wind-Down Reserve pursuant to and consistent with the terms of the Plan prior to the Effective Date.

B.	Rules of Interpretation

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (3) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (4) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed, shall mean that document, schedule, or exhibit, as it may thereafter have been or may thereafter be validly amended, amended and restated, supplemented, or otherwise modified; (5) unless otherwise specified, any reference to an Entity as a Holder of a Claim or Interest, includes that Entity’s successors and assigns; (6) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (7) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (8) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (12) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) unless otherwise specified, all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases; (14) any effectuating provisions may be interpreted by the Debtors or the Wind-Down Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (15) any references herein to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter; (16) all references herein to consent, acceptance, or approval shall be deemed to include the requirement that such consent, acceptance, or approval be evidenced by a writing, which may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; and (17) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws.

19

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 96 of 144

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, that corporate governance matters relating to the Debtors or the Wind-Down Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and any document included in the Plan Supplement, the terms of the relevant provision in the Plan shall control (unless stated otherwise in such document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

G.	Nonconsolidated Plan

Although for purposes of administrative convenience and efficiency the Plan has been filed as a joint plan for each of the Debtors and presents together Classes of Claims against, and Interests in, the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims and Priority Tax Claims

Except as otherwise provided in this Article II.A. and except with respect to Administrative Claims that are Professional Fee Claims, DIP Claims or subject to 11 U.S.C. § 503(b)(1)(D), requests for payment of Allowed Administrative Claims must be made by the Administrative Claims Bar Date or in compliance with the Bar Date Order. Holders of Administrative Claims that are required to, but do not timely request payment on account of Administrative Claims as set forth in the Bar Date Order or by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such

20

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 97 of 144

Administrative Claims against the Wind-Down Debtors or their property, and such Administrative Claims shall be deemed satisfied, settled, and released as of the Effective Date. Objections to such requests, if any, must be Filed in compliance with the Bar Date Order.

Except with respect to Administrative Claims that are Professional Fee Claims or DIP Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claims shall be paid the unpaid portion of its Allowed Administrative Claim from the Combined Reserve on the latest of: (a) the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (b) the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter; and (c) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Wind-Down Debtors’ businesses that are required for the Wind Down shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements and/or arrangements governing, instruments evidencing, or other documents relating to such transactions (and no requests for payment of such Administrative Claims must be Filed or served). Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim Allowed by Final Order. Holders of Allowed Administrative Claims shall receive payment in full from (a) first, the Combined Reserve; (ii) second, the Shared Proceeds Pool; and (iii) third, any remaining Distributable Proceeds after payment in full of all Allowed DIP Claims and Allowed FILO Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.

Objections to requests for payment of such Administrative Claims, if any, must be Filed with the Bankruptcy Court and served on the Wind-Down Debtors and the requesting Holder no later than the Claims Objection Bar Date for Administrative Claims. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, an order that becomes a Final Order of the Bankruptcy Court.

B.	Professional Compensation

1.	Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than forty-five (45) days after the Effective Date. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior orders of the Bankruptcy Court, and once approved by the Bankruptcy Court, shall be promptly paid from the Professional Fee Escrow Account up to the full Allowed amount. Notwithstanding anything to the contrary herein, to the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency. Notwithstanding anything to the contrary in the Plan, unless otherwise set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases, the engagement or similar retention agreements of the Debtors’ professionals retained in these Chapter 11 Cases shall be rejected as of the Effective Date, provided that such agreement shall remain in full force and effect, including after the Effective Date, solely for the purposes of payment of such professionals’ Professional Fee Claims through the Effective Date.

21

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 98 of 144

2.	Professional Fee Escrow Account

On the Effective Date, the Wind-Down Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount plus the amount of $600,000 for payment of fees and expenses for the 2014 Senior Unsecured Notes Trustee (the “2014 Notes Indenture Professional Fee Reserve Amount”). The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and the 2014 Notes Indenture Professional Fee Reserve Amount shall be maintained in trust solely for the payment of the fees and expenses, including attorneys’ fees, of the 2014 Senior Unsecured Notes Trustee. Such funds shall not be considered property of the Estates or the Plan Administrator. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Wind-Down Debtors as soon as reasonably practicable after such Professional Fee Claims are Allowed. The amount of fees and expenses incurred by the 2014 Senior Unsecured Notes Trustee outstanding on the Effective Date shall be paid in Cash to the 2014 Senior Unsecured Notes Trustee by the Wind-Down Debtors as soon as reasonably practicable after the Effective Date. When all Allowed amounts owing to the Professionals and the professionals for the 2014 Senior Unsecured Notes Trustee have been paid in full, any amount remaining in the Professional Fee Escrow Account shall promptly be paid to the Wind-Down Debtors for distribution in accordance with the Waterfall Recovery without any further action or order of the Bankruptcy Court.

3.	Professional Fee Reserve Amount

Professionals shall reasonably estimate their unpaid Professional Fee Claims, and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Wind-Down Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Professionals. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Wind-Down Debtors or the Plan Administrator, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.	Statutory Fees

All fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Wind-Down Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Wind-Down Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of the applicable Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

22

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 99 of 144

D.	Lender Professional Fees

From and after the entry of the Confirmation Order, the Debtors or Wind-Down Debtors, as applicable, shall, without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the legal, professional, and other fees and expenses of the Prepetition Agents, Predecessor ABL Agent, and DIP Agent (the “Lender Fees”) within three (3) business days of such parties’ delivery of an invoice to the Debtors or Wind-Down Debtors, and such parties shall not be required to comply with the procedures set forth in paragraph 37 of the Final DIP Order.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Summary of Classification

Claims and Interests, except for Administrative Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. Except as otherwise provided in this Plan, a Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied before the Effective Date.

1.	Class Identification

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Claim or Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
3	DIP Claims	Impaired	Entitled to Vote
4	FILO Claims	Impaired	Entitled to Vote
5	Junior Secured Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Impaired	Entitled to Vote
7	Intercompany Claims	Unimpaired /	Not Entitled to Vote (Deemed to Accept /
		Impaired	Reject)
8	Intercompany Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)
9	Interests in BBB	Impaired	Not Entitled to Vote (Deemed to Reject)
10	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

23

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 100 of 144

B.	Treatment of Claims and Interests

Subject to Article VI hereof, each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors and the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the later of the Effective Date and the date such holder’s Claim or Interest becomes an Allowed Claim or Allowed Interest or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Priority Claims

a.	Classification: Class 1 consists of Other Priority Claims.

b.

Treatment: In full and final satisfaction of each Allowed Other Priority Claim, except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, each Holder thereof will receive payment in full in Cash from the Combined Reserve or as otherwise provided for in the DIP Budget, or other treatment rendering such Claim Unimpaired.

c.

Voting: Class 1 is Unimpaired. Holders of Class 1 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Other Secured Claims

a.	Classification: Class 2 consists of Other Secured Claims against any Debtor.

b.

Treatment: In full and final satisfaction of each Allowed Other Secured Claim, except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, each Holder thereof will receive, with the consent of the DIP Agent: (a) payment in full in Cash from the Combined Reserve or as otherwise provided for in the DIP Budget; (b) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (c) Reinstatement of such Claim; or (d) other treatment rendering such Claim Unimpaired.

c.

Voting: Class 2 is Unimpaired. Holders of Class 2 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan.

3.	Class 3 – DIP Claims

a.	Classification: Class 3 consists of all DIP Claims.

b.	Allowance: The DIP Claims shall be Allowed in the aggregate face amount of the then outstanding amount under the DIP Facility, plus any

24

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 101 of 144

unreimbursed amounts thereunder, and any accrued but unpaid interest on such unreimbursed amounts through the Effective Date, plus any fees, charges, expenses, reimbursement obligations, indemnification obligations, prepayment premiums, and other amounts due under the DIP Facility.

c.

Treatment: In full and final satisfaction, compromise, settlement, release, and discharge of its Claim, each Holder of an Allowed DIP Claim shall receive Distributable Proceeds in accordance with the Waterfall Recovery (subject to the Sharing Mechanism) until such Claims are Paid in Full (as defined in the Final DIP Order). The Liens securing the DIP Claims shall not be released and discharged until Payment in Full of the DIP Claims.

d.	Voting: Class 3 is Impaired. Holders of Allowed Class 3 Claims are entitled to vote on the Plan.

4.	Class 4 – FILO Claims

a.	Classification: Class 4 consists of all FILO Claims.

b.	Allowance: The FILO Claims shall be Allowed in the aggregate amount of $349.6 million plus accrued but unpaid interest, fees and all other amounts due under the Prepetition Credit Agreement.

c.

Treatment: In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), to the extent not already indefeasibly paid in full in cash or “rolled up” or converted into DIP Obligations prior to the Effective Date, each Holder of an Allowed FILO Claim shall receive Distributable Proceeds in accordance with the Waterfall Recovery (subject to the Sharing Mechanism) until such Claim is Paid in Full (as defined in the Final DIP Order). The Liens securing the FILO Claims shall not be released and discharged until Payment in Full of the FILO Claims.

d.	Voting: Class 4 is Impaired. Holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 – Junior Secured Claims

a.	Classification: Class 5 consists of all Junior Secured Claims.

b.

Treatment: In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed Junior Secured Claim shall receive its Pro Rata share of (i) the Shared Proceeds Pool, only if such proceeds are available after all senior Claims (other than the DIP Claims and FILO Claims) are paid in full and (ii) any remaining Distributable Proceeds available after payment in full of all senior Claims.

c.	Voting: Class 5 is Impaired. Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

25

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 102 of 144

6.	Class 6 – General Unsecured Claims

a.	Classification: Class 6 consists of all General Unsecured Claims.

b.

Treatment: In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of (i) the Shared Proceeds Pool, only if such proceeds are available after all senior Claims (other than the DIP Claims and FILO Claims) are paid in full and (ii) any remaining Distributable Proceeds available after payment in full of all senior Claims.

c.	Voting: Class 6 is Impaired. Holders of Allowed Class 6 Claims are entitled to vote to accept or reject the Plan.

7.	Class 7 – Intercompany Claims

a.	Classification: Class 7 consists of all Intercompany Claims.

b.

Treatment: In full and final satisfaction of each Allowed Intercompany Claim, each Allowed Intercompany Claim, unless otherwise provided for under the Plan, will either be Reinstated, distributed, contributed, set off, settled, cancelled and released or otherwise addressed at the option of the Debtors; provided, that no distributions shall be made on account of any such Intercompany Claims.

c.

Voting: Class 7 is either Unimpaired, and the Holders of Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired or the Holders of Allowed Class 6 Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.

8.	Class 8 – Intercompany Interests

a.	Classification: Class 8 consists of all Intercompany Interests.

b.

Treatment: Intercompany Interests shall be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Intercompany Interests will not receive any distribution on account of such Intercompany Interests.

c.

Voting: Class 8 is Impaired, and Holders of Intercompany Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

9.	Class 9 – Interests in BBB

a.	Classification: Class 9 consists of all Interests in BBB.

26

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 103 of 144

b.

Treatment: Each Allowed Interest in BBB shall be canceled, released, and extinguished, and will be of no further force or effect and no Holder of Interests in BBB shall be entitled to any recovery or distribution under the Plan on account of such Interests.

c.

Voting: Class 9 is Impaired. Holders of Interests in BBB are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

10.	Class 10 – Section 510(b) Claims

a.	Classification: Class 10 consists of all Section 510(b) Claims.

b.

Treatment: Section 510(b) Claims will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and each Holder of a Section 510(b) Claim will not receive any distribution on account of such Section 510(b) Claim. The Debtors are not aware of any valid Section 510(b) Claims and believe that no such Section 510(b) Claims exist.

c.

Voting: Class 10 is Impaired. Holders of Section 510(b) Claims are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

C.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class(es) of Claims and Interests. The Debtors reserve the right to modify the Plan, with the consent of the DIP Agent, FILO Agent, and Creditors’ Committee, in accordance with Article XII hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class of Claims or Interests is eligible to vote and no Holder of Claims or Interests, as applicable, in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by such Class.

27

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 104 of 144

F.	Subordinated Claims and Interests

Except as expressly provided herein, the allowance, classification, and treatment of all Allowed Claims against and Allowed Interests in the Debtors and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors and the Wind-Down Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Liquidation Transactions

On the Effective Date, or as soon as reasonably practicable thereafter, the Wind-Down Debtors shall take all actions as may be necessary or appropriate to effectuate the Liquidation Transactions, each of which shall be subject to the consent of the DIP Agent, FILO Agent, and Creditors’ Committee, including, without limitation: (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) such other transactions that are required to effectuate the Liquidation Transactions; (e) all transactions necessary to provide for the purchase of some or all of the assets of, or Interests in, any of the Debtors which purchase may be structured as a taxable transaction for United States federal income tax purposes; and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

B.	Distributable Proceeds and Waterfall Recovery.

On or after the Effective Date, the Debtors shall make distributions on account of Allowed Claims in accordance with Article III.B herein using the Distributable Proceeds. In accordance with the Final DIP Order, (a) Distributable Proceeds of Prepetition Collateral shall be paid to Holders of Allowed Claims until paid in full from time to time in the following priority: (i) first, on account of Allowed FILO Claims; (ii) second, on account of DIP Claims; (iii) third, on account of Allowed Administrative Claims (other than DIP Claims) and Priority Tax Claims; (iv) fourth, on account of Allowed Other Secured Claims; (v) fifth, on account of Allowed Other Priority Claims; (vi) sixth, on account of any Allowed Junior Secured Claims; and (vii) seventh, on account of any Allowed General Unsecured Claims; and (b) Distributable Proceeds of DIP Collateral that does not constitute Prepetition Collateral shall be paid to Holders of Allowed Claims until paid in full from time to time in the following priority: (i) first, on account of Allowed DIP Claims; (ii) second, on account of Allowed FILO Claims; (iii) third, on account of Allowed Administrative Claims (other than DIP Claims) and Priority Tax Claims; (iv) fourth, on account of Allowed Other Secured Claims; (v) fifth, on account of Allowed Other Priority Claims; (vi) sixth, on account of any Allowed Junior Secured Claims; and (vii) seventh, on account of any Allowed General Unsecured Claims (collectively, the “Waterfall Recovery”); provided that the foregoing shall be subject to paragraph 60 of the Final DIP Order, which provides that: (x) prior to the Initial Sharing Threshold, 100% of the proceeds of DIP Collateral and Prepetition Collateral shall be distributed to holders of Allowed DIP Claims or Allowed FILO Claims, as applicable; (y); whereupon the Initial Sharing Threshold is reached and until the Secondary Sharing

28

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 105 of 144

Threshold is reached, (i) 80% of the proceeds of the Shipping and Price Gouging Claims shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 20% of the proceeds of the Shipping and Price Gouging Claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable; (ii) 60% of the proceeds of the D&O Claims shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 40% of the proceeds of the D&O Claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable, (iii) 50% of the proceeds of the Other Liability Claims shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 50% of the proceeds of the Other Liability Claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable; (iv) 50% of the proceeds of the Interchange Claims shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 50% of the proceeds of the Interchange Claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable; (v) 100% of the proceeds of the Preference Actions shall be distributed to the Debtors or the applicable Successor Entity, as applicable; and (vi) 100% of the proceeds of Prepetition Collateral and DIP Collateral not enumerated in clauses (i)-(vi) of the foregoing shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable; and (z) whereupon the Secondary Sharing Threshold is reached, (i) 65% of the proceeds of the Shipping and Price Gouging Claims shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 35% of the proceeds of the Shipping and Price Gouging Claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable; (ii) 50% of the proceeds of the D&O Claims shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 50% of the proceeds of the D&O Claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable, (iii) 50% of the proceeds of the Other Liability Claims shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 50% of the proceeds of the Other Liability Claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable; (iv) 50% of the proceeds of the Interchange Claims shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 50% of the proceeds of the Interchange Claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable; (v) 100% of the proceeds of the Preference Actions shall be distributed to the Debtors or the applicable Successor Entity, as applicable; and (vi) 80% of the proceeds of Prepetition Collateral and DIP Collateral not enumerated in clauses (i)-(vi) of the foregoing shall be distributed to Holders of Allowed FILO Claims or Allowed DIP Claims, as applicable, and 20% of the proceeds of such claims shall be distributed to the Debtors or the applicable Successor Entity, as applicable (the foregoing clauses (x) and (y), the “Sharing Mechanism”); provided, further, that pursuant to this Plan, Allowed Other Priority Claims, Allowed Priority Tax Claims, Allowed Administrative Claims (other than Professional Fee Claims or Allowed DIP Claims), and Allowed Other Secured Claims shall, unless otherwise provided for in the DIP Budget, be paid exclusively from (a) the Combined Reserve or WARN Reserve as applicable, and (b) Distributable Proceeds to the extent available from the Waterfall Recovery. For the avoidance of doubt, Holders of Allowed FILO Claims or Allowed DIP Claims shall not receive any recovery from the Shared Proceeds Pool after Payment in Full (as defined in the Final DIP Order) of the DIP Claims and FILO Claims.

C.	WARN Reserve and Combined Reserve.

On and after the Effective Date, the Plan Administrator shall administer the Combined Reserve and the WARN Reserve.

In accordance with the Final DIP Order, all funds in the Combined Reserve constitute property of the Estate, and are free and clear of all liens, claims, or encumbrances. The Combined Reserve shall be used to pay Holders of all Allowed Other Priority Claims, Allowed Priority Tax Claims, Allowed Administrative Claims (other than Professional Fee Claims or Allowed DIP Claims), and Allowed Other Secured Claims their respective Pro Rata share of the Combined Reserve, to the extent that such Other Priority Claims, Priority Tax Claims, Administrative Claims (other than Professional Fee Claims or Allowed DIP Claims), and Allowed Other Secured Claims have not been paid in full on or before the

29

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 106 of 144

Effective Date. If all or any portion of an Other Priority Claim, Priority Tax Claim, Administrative Claim (other than Professional Fee Claims or Allowed DIP Claims), or Allowed Other Secured Claim shall become a Disallowed Claim, then the amounts on deposit in the Combined Reserve attributable to such surplus or such Disallowed Claim, including the interest that has accrued on said amount while on deposit in the Combined Reserve, shall remain in the Combined Reserve to the extent that the Plan Administrator determines necessary to ensure that the Cash remaining in the Combined Reserve is sufficient to ensure that all Allowed Other Priority Claims, Allowed Priority Tax Claims, Allowed Administrative Claims, and Allowed Other Secured Claims will be paid in accordance with the Plan, and shall otherwise promptly be transferred to the General Account to be distributed in accordance with the Plan without any further action or order of the Court.

The Combined Reserve shall also be used by the Plan Administrator to satisfy the expenses of Wind-Down Debtors, and the Plan Administrator as set forth in the Plan and Wind-Down Budget; provided that all costs and expenses associated with the winding up of the Wind-Down Debtors and the storage of records and documents shall constitute expenses of the Wind-Down Debtors and shall be paid from the Combined Reserve to the extent set forth in the Wind-Down Budget. In no event shall the Plan Administrator be required or permitted to use its personal funds or assets for such purposes. Any amounts remaining in the Combined Reserve after payment of all expenses of the Wind-Down Debtors and the Plan Administrator, and all Allowed Other Priority Claims, Allowed Priority Tax Claims, Allowed Administrative Claims, and Allowed Other Secured Claims (or any amount in excess of that reasonably needed to be reserved for any Disputed Claims) shall promptly be transferred to the General Account and shall be distributed according to the priority set forth in the Waterfall Recovery without any further action or order of the Court.

The WARN Reserve shall be used to pay WARN Costs, and, to the extent such Claims are not paid in full from the Combined Reserve, Allowed Priority Tax Claims. After payment in full of all WARN Costs and Allowed Priority Tax Claims, any amounts remaining in the WARN Reserve shall be transferred to the General Account and shall be distributed according to the priority set forth in the Waterfall Recovery, subject to the Sharing Mechanism, without any further action or order of the Court.

Any contrary provision hereof notwithstanding, Allowed Other Priority Claims, Allowed Priority Tax Claims, Allowed Administrative Claims (other than Professional Fee Claims or Allowed DIP Claims), and Allowed Other Secured Claims shall, unless otherwise provided for in the DIP Budget, be paid exclusively from (i) the Combined Reserve or WARN Reserve as applicable, and (ii) Distributable Proceeds to the extent available from the Waterfall Recovery.

D.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the later of the Effective Date and the date on which distributions are made pursuant to the Plan (if not made on the Effective Date), except for the purpose of evidencing a right to and allowing Holders of Claims and Interests to receive a distribution under the Plan, allowing the 2014 Senior Unsecured Notes Trustee to exercise its charging lien in accordance with the 2014 Notes Indenture, or to the extent otherwise specifically provided for in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the Liquidation Transactions, all notes, bonds, indentures, certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors, giving rise to any Claims against or Interests in the Debtors or to any rights or obligations relating to any Claims against or Interests in the Debtors shall be deemed cancelled without any need for a Holder to take further action with respect thereto, and the duties and obligations of the Debtors or the Wind-Down Debtors, as applicable, any non-Debtor Affiliates shall be deemed satisfied in full, cancelled,

30

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 107 of 144

released, discharged, and of no force or effect; provided that notwithstanding anything to the contrary in the Plan, the Liens securing the DIP Claims and FILO Claims shall not be released and such Liens shall remain in full force and effect until Payment in Full (as defined in the Final DIP Order) of the DIP Claims or FILO Claims, as applicable, and the Liens securing the DIP Claims and FILO Claims shall continue with the same validity and priority set forth in the Final DIP Order.

E.	General Settlement of Claims

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their respective Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Wind-Down Debtors may compromise and settle Claims against the Debtors and their respective Estates and Causes of Action against other Entities.

F.	Means for Implementation

Any Asset Sale Transaction will be either (a) conducted pursuant to the Bidding Procedures or Lease Sale Procedures, (b) approved by the Bankruptcy Court prior to the Effective Date, or (c) otherwise authorized by the Plan.

1.	Sources of Consideration for Plan Distributions

The Plan Administrator, subject to the Sharing Mechanism, will fund distributions under the Plan from (a) the Combined Reserve; (b) the WARN Reserve; and (c) Distributable Proceeds in accordance with the Waterfall Recovery, unless, as it relates to each of the foregoing, such distributions are provided for in the DIP Budget. Distributable Proceeds will be created by, among other things, the prosecution and monetization of Non-Released Claims.

2.	Vesting of Assets

Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated herein or therein, on the Effective Date, all property of the Estates shall vest in the Wind-Down Debtors for the purpose of liquidating the Estates, free and clear of all Liens, Claims, charges, or other encumbrances; provided that notwithstanding anything to the contrary in the Plan, the Liens securing the DIP Claims and FILO Claims shall not be released and such Liens shall remain in full force and effect until Payment in Full (as defined in the Final DIP Order) of the DIP Claims or FILO Claims, as applicable. On and after the Effective Date, the Debtors and the Wind-Down Debtors may (at the direction of the Plan Administrator) use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

31

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 108 of 144

3.	Wind-Down Debtors

On and after the Effective Date, if applicable, the Wind-Down Debtors shall continue in existence for purposes of (a) winding down the Debtors’ business and affairs as expeditiously as reasonably possible; (b) resolving Disputed Claims, (c) making distributions on account of Allowed Claims as provided hereunder, (d) establishing and, to the extent not already funded, funding the Distribution Reserve Accounts; (e) enforcing and prosecuting claims, interests, rights, and privileges under all Causes of Action in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith, (f) filing appropriate tax returns, (g) complying with its continuing obligations under the Purchase Agreements, if any, (h) liquidating all assets of the Wind-Down Debtors, and (i) otherwise administering the Plan in an efficacious manner consistent with the Plan. The Wind-Down Debtors shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (i) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court and (ii) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter.

4.	Plan Administrator

As set forth below, the Plan Administrator shall act for the Wind-Down Debtors in the same fiduciary capacity as applicable to a president and chief executive officer (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same) and retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under this Plan in accordance with the Wind-Down and as otherwise provided in the Confirmation Order. On the Effective Date, the authority, power, and incumbency of the persons acting as managers, directors, and officers of the Wind-Down Debtors shall be deemed to have resigned, and the Plan Administrator shall be appointed as the sole officer of the Wind-Down Debtors, and shall succeed to the rights, powers, duties and privileges of the Wind-Down Debtors’ officers. Subject only to the authority delegated to the Oversight Committee, the Plan Administrator will replace all officers of each Debtor and will report to the Oversight Committee. Subject to the terms of the Plan, among other duties normal and customary of a director and officer responsible for winding down the affairs of a business, the Plan Administrator shall have the right and duty to investigate, prosecute, and compromise any and all of the Debtors’ and Wind Down Debtors’ Claims and Causes of Action.

From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Wind-Down Debtors as further described in Article VII hereof. The Plan Administrator shall have the authority to sell, liquidate, or otherwise dispose of any and all of the Wind-Down Debtors’ assets without any additional notice to or approval from the Bankruptcy Court.

5.	Board of the Debtors

As of the Effective Date, the existing board of directors or managers, as applicable, of the Debtors shall be dissolved without any further action required on the part of the Debtors or the Debtors’ officers, directors, managers, shareholders, or members, and any remaining officers, directors, managers, or managing members of any Debtor shall be deemed to have resigned without any further action required on the part of any such Debtor, the equity holders of the Debtors, the officers, directors, or managers, as applicable, of the Debtors, or the members of any Debtor. Subject in all respects to the terms of this Plan, the Debtors shall be dissolved as soon as practicable on or after the Effective Date, but in no event later than the closing of the Chapter 11 Cases.

As of the Effective Date, subject to the authority of the Oversight Committee, the Plan Administrator shall act as the sole officer of the Debtors with respect to its affairs. Subject in all respects to the terms of this Plan, the Plan Administrator shall have the power and authority to take any action

32

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 109 of 144

necessary to wind down and dissolve any of the Debtors, and shall: (a) file a certificate of dissolution for any of the Debtors, together with all other necessary corporate and company documents, to effect the dissolution of any of the Debtors under the applicable laws of each applicable Debtor’s state of formation; and (b) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws; and (c) represent the interests of the Debtors or the Estates before any taxing authority in all tax matters, including any action, suit, proceeding, or audit.

The filing by the Plan Administrator of any of the Debtors’ certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of BBB or any of its affiliates.

6.	Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates shall be fully released, settled, and compromised, and the holder of such mortgages, deeds of trust, Liens, pledges, or other security interest against any property of the Debtors’ Estates shall be authorized to take such actions as may be reasonably requested by the Debtors to evidence such releases; provided that notwithstanding anything to the contrary in the Plan, the Liens securing the DIP Claims and FILO Claims shall not be released and such Liens shall remain in full force and effect until Payment in Full (as defined in the Final DIP Order) of the DIP Claims or FILO Claims, as applicable.

7.	Preservation of Causes of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, in accordance with section 1123(b) of the Bankruptcy Code, on the Effective Date, all Causes of Action shall automatically vest in the Wind-Down Debtors, and the Plan Administrator shall have the right and authority to investigate, commence, prosecute, or settle, as appropriate, any and all the Non-Released Claims, whether arising before or after the Petition Date.

The Plan Administrator shall report to and be overseen by a four-member oversight committee (the “Oversight Committee”). Each member of the Oversight Committee shall have a fiduciary obligation to the Wind Down Debtors and Holders of Allowed Claims. The Oversight Committee shall initially consist of four members to be appointed: (a) two by the Creditors’ Committee; (b) one by the FILO Agent (the “FILO Appointee”); and (c) one by the FILO Agent and Creditors’ Committee, which appointee shall be acceptable to the Debtors in their sole discretion (the “Fourth Member”); provided that, upon Payment in Full (as defined in the Final DIP Order) including payment of all accrued and unpaid Lender Fees, the FILO Appointee shall be replaced by a new member selected by the Creditors’ Committee. In the event that the Fourth Member elects to resign from their position, the Fourth Member shall select and appoint a successor to the Oversight Committee prior to the effectiveness of such resignation, which appointee shall be reasonably acceptable to the Plan Administrator and remaining members of the Oversight Committee. In the event of death or incapacitation of the Fourth Member, a successor shall be selected and appointed by the remaining members of the Oversight Committee, which appointee shall be acceptable to the Debtors then existing as of the Confirmation Date in their sole discretion. For the avoidance of doubt, except as otherwise set forth in this paragraph, the Fourth Member shall not be replaced.

33

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 110 of 144

The Plan Administrator shall have the authority to release or settle any Claim or Cause of Action without the approval of the Oversight Committee where (i) the amount in controversy is equal to or less than $10 million without approval of the Oversight Committee; or (ii) the amount in controversy is more than $10 million and the settlement amount is at least 70% of the amount in controversy. For any Claim or Cause of Action where the amount in controversy is greater than $10 million and the settlement amount is less than 70%, the Plan Administrator shall have the authority to release or settle such Claims or Causes of Action upon an affirmative vote of two members of the Oversight Committee; provided that decisions of the Plan Administrator related to the release or settlement of, or judgment in any D&O Claim, including decisions related to any appeal thereof, shall be made by a unanimous vote of the Oversight Committee.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Plan Administrator will not pursue any and all available Causes of Action against them. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Debtors preserve the Causes of Action (including all Non-Released Claims) notwithstanding the assumption or rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, on the Effective Date, any Causes of Action that a Debtor (or its Estate) may hold against any Entity shall automatically vest in and become property of the Wind Down Debtors. The Wind Down Debtors and the Plan Administrator, as applicable, through their authorized agents or representatives, shall retain and may exclusively enforce any and all Causes of Action vested, transferred, or assigned to such entity. The Debtors or the Plan Administrator as applicable shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

In the event that the Initial Sharing Threshold has not been achieved within 12 months after the Petition Date (and before the expiration of any applicable statute of limitations), the Plan Administrator shall investigate, analyze, and to the extent appropriate in the business judgment of the Plan Administrator, pursue all Preference Actions.

G.	Exemption from Certain Transfer Taxes and Fees

To the maximum extent provided by section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, including the Asset Sale Transaction, or the issuance, transfer or exchange of any security under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

34

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 111 of 144

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously rejected, assumed, assumed and assigned, or included in a Rejection Notice shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) is specifically described in the Plan as to be assumed in connection with confirmation of the Plan, or is specifically scheduled to be assumed or assumed and assigned pursuant to the Plan or the Plan Supplement; (2) is subject to a pending motion to assume such Unexpired Lease or Executory Contract as of the Confirmation Date; (3) is to be assumed by the Debtors or assumed by the Debtors and assigned to another third party, as applicable, in connection with the any sale transaction that is the subject of a pending motion as of the Confirmation Date; (4) is a contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan (5) is an Insurance Policy; or (6) is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases as of the Confirmation Date for rejection effective on a date that occurs after the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions, assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases as provided in the Plan Supplement, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Counterparties to Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases or otherwise Rejected pursuant to the Plan shall be served with a notice of rejection of Executory Contracts and Unexpired Leases substantially in the form approved by the Bankruptcy Court pursuant to the Bankruptcy Court order approving the Disclosure Statement as soon as reasonably practicable following the filing of the Plan Supplement. The notice of the Plan Supplement shall also be deemed appropriate notice of rejection when served on applicable parties. Proofs of Claims with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Notice and Claims Agent by the later of the date that is thirty (30) days after (1) the entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; (2) the Effective Date; and (3) the effective date of any rejection that occurs after the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time shall be barred from asserting such claims against the Debtors and precluded from voting on any plans of reorganization filed in these Chapter 11 Cases and/or receiving distributions from the Debtors on account of such claims in these Chapter 11 Cases. The Debtors or the Wind-Down Debtors, as applicable, shall be authorized to update the Claims Register to remove any Claims not timely filed; provided that the Debtors will provide notice to such Claimant at the address or email address on the Proof of Claim, to the extent such information is provided, informing such Claimant that its Claim will be removed from the Claims Register as a result of being untimely filed. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any Cure Obligations under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by performance or payment of the Cure Obligation in Cash on or after the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise

35

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 112 of 144

agree. In the event of a dispute regarding (1) the Cure Obligation, (2) the ability of the Wind-Down Debtors or any assignee, as applicable, to provide “adequate assurance of future performance” (with the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the Cure Obligations shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

At least 8 days before the Voting Deadline, the Debtors shall distribute, or cause to be distributed, Cure Notices to the applicable third parties and their counsel (if known). Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment, or related Cure amount must be Filed by the Cure/Assumption Objection Deadline. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Notice will be deemed to have assented to such assumption or assumption and assignment, and Cure amount. To the extent that the Debtors seek to assume and assign an Unexpired Lease pursuant to the Plan, the Debtors will identify the assignee in the applicable Cure Notice and/or Schedule and provide “adequate assurance of future performance” for such assignee (within the meaning of section 365 of the Bankruptcy Code) under the applicable Executory Contract or Unexpired Lease to be assumed and assigned, which adequate assurance information will be provided with the Cure Notice.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and the satisfaction of the Cure Obligations, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume or assume and assign such Executory Contract or Unexpired Lease. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be barred from asserting such claims against the Debtors and precluded from voting on any plans of reorganization filed in these Chapter 11 Cases and/or receiving distributions from the Debtors on account of such claims in these Chapter 11 Cases. The Debtors or the Wind-Down Debtors, as applicable, shall be authorized to update the Claims Register to remove any claims Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned; provided that, absent agreement, as to any counterparty to a non-residential real property lease, the Debtors or Plan Administrator, as applicable, must file an objection to such claims and serve it on the applicable claimants at the addresses listed in their Proofs of Claim in accordance with the then-applicable rules of procedure. For the avoidance of doubt, with respect to any asserted non-monetary Cure Obligations, such Cure obligations may be cured (or resolved) by the assignee and the applicable counterparty in the ordinary course of business following the assumption and all parties reserve all rights with respect to any such asserted Cure obligations.

D.	Insurance Policies

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the Confirmation Order, any other Liquidation Documents, any Purchase Agreement or any other document related to any Asset Sale Transaction, any Cure Notice or other notice of any Cure Claim, the Bar Date Order, any bar date notice, any claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases): (a) on the Effective Date, the Wind-Down Debtors shall be deemed to have assumed all Insurance Policies that identify one of the Debtors as the first named insured or as a counterparty thereto in their entireties pursuant to sections 105 and 365 of the Bankruptcy Code; (b) on the Effective Date, all of the Debtors’ rights and obligations under all of

36

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 113 of 144

the Insurance Policies shall vest, unaltered and in their entireties, with the Plan Administrator, which shall become and remain liable in full for all obligations under the Insurance Policies, whether arising before or after the Effective Date, without the need or requirement for Insurers to file or serve any objection to a proposed Cure Claim or Cure Notice, any notice of recoupment, or any Proof of Claim or Administrative Claim, provided, however, that to the extent any liquidated amount is due and owing to any Insurer as of the Effective Date, then such Insurer shall file a request for payment of such liquidated amount as an Administrative Claim on or before the date that is thirty (30) calendar days after the Effective Date, with all rights with respect to any such Administrative Claim fully preserved; (c) all Insurance Policies, the terms and conditions thereof and all legal, equitable or contractual rights, obligations, and defenses of the Insurers, the Debtors (or, after the Effective Date, the Wind-Down Debtors), and any other individual or entity, as applicable, under any Insurance Policies shall be determined under the Insurance Policies and applicable non-bankruptcy law as if the Chapter 11 Cases had not occurred; and (d) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article X of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article X of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (III) the Insurers to draw on or against, use or apply any or all of the collateral or security provided by or on behalf of the Debtors (and the Plan Administrator or Wind Down Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Plan Administrator or Wind Down Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Plan Administrator or Wind Down Debtors, as applicable) under the Insurance Policies, in such order as the applicable Insurer may determine; and (IV) the Insurers to cancel any Insurance Policies and take other actions relating to the Insurance Policies (including effectuating a setoff).

After the Effective Date, the Plan Administrator shall not terminate or otherwise reduce the coverage under the D&O Liability Insurance Policies in effect on the Effective Date, with respect to conduct occurring prior thereto, and all officers, directors, trustee, managers, and members of the Debtors who served in such capacity at any time before the Effective Date shall be entitled in accordance with and subject in all respects to the terms and conditions of any applicable D&O Liability Insurance Policy, which shall not be altered, to the full benefits of any such D&O Liability Insurance Policy for the full term of such D&O Liability Insurance Policy regardless of whether such officers, directors, trustees, managers, or members remain in such position after the Effective Date. For the avoidance of doubt, nothing in this Article V.D shall in any way impair the Plan Administrator’s ability on and after the Effective Date to assert on behalf of the Wind-Down Debtors the Non-Released Claims or any other applicable claims that are not otherwise released pursuant to the Plan and are properly asserted under and/or covered by the D&O Liability Insurance Policies, or to seek to recover the proceeds of the applicable D&O Liability Insurance Policies on account of such Non-Released Claims or such other claims in accordance with and subject to the terms and conditions of the applicable D&O Liability Insurance Policies, which shall not be altered.

E.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed (or assumed and assigned) shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

37

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 114 of 144

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

F.	Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases or the Schedule of Assumed Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

G.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting any Executory Contract or Unexpired Lease pursuant to section 365(d)(4) of the Bankruptcy Code.

H.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into in the ordinary course of business after the Petition Date by any Debtor, including any Executory Contracts and/or Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Wind-Down Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) that have not been rejected under the Plan will survive and remain unaffected by entry of the Confirmation Order, except as provided therein.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided herein, on the Effective Date (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Interest (or such Holder’s affiliate) shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VI of the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

38

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 115 of 144

B.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions

a.	Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims, except as otherwise provided in this Article VI, or Interests shall be made to Holders of record as of the Distribution Record Date by the Wind-Down Debtors or Plan Administrator: (1) to the signatory set forth on any of the Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address); (2) at the addresses set forth in any written notices of address changes delivered to the Wind-Down Debtors after the date of any related Proof of Claim; (3) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Wind-Down Debtors have not received a written notice of a change of address; or (4) on any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf. For the avoidance of doubt, any distribution on account of the 2014 Senior Unsecured Notes Claim shall be made to the 2014 Senior Unsecured Notes Trustee for distribution to the beneficial holders of the 2014 Senior Unsecured Notes Claim, provided that prior to such distribution the 2014 Senior Unsecured Notes Trustee may exercise its charging lien to satisfy any unpaid fees and expenses in accordance with the 2014 Notes Indenture. Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors and the Wind-Down Debtors shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

All Distributions on account of Allowed DIP Claims, Allowed ABL Claims, and Allowed FILO Claims shall be made to or at the direction of the DIP Agent or Prepetition Agents, as applicable for further distribution to the DIP Lenders, ABL Lenders, and FILO Lenders, as applicable, in accordance with the Prepetition Credit Agreement and the Plan, and shall be deemed completed when made to or at the direction of the applicable DIP Agent or Prepetition Agent. As soon as practicable following any delivery of distributions to the DIP Agent or Prepetition Agents on account of Allowed DIP Claims, Allowed ABL Claims, and/or Allowed FILO Claims, the applicable DIP Agent or Prepetition Agent shall arrange to deliver any such distributions to the DIP Lenders, ABL Lenders, and/or FILO Lenders, as applicable, in accordance with the Final DIP Order, Prepetition Credit Agreement, and the Plan. For the avoidance of doubt, the DIP Agent and Prepetition Agents shall have no liability to any party for actions taken in accordance with this Plan or in reliance upon information provided to it in accordance with this Plan, and the Wind-Down Debtors shall reimburse the DIP Agent and Prepetition Agents for any reasonable and documented fees and expenses (including reasonable and documented fees and expenses of its counsel and agents), incurred on or after the Effective Date.

2.	Minimum Distributions

Holders of Allowed Claims entitled to distributions of $100 or less shall not receive distributions, and each such Claim shall be discharged pursuant to Article X and its Holder is forever barred pursuant to Article X from asserting that Claim against the Wind-Down Debtors or their property.

3.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Wind-Down Debtors or the Plan Administrator, as applicable, have determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date. After

39

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 116 of 144

such date, all unclaimed property or interests in property shall revert to the applicable Wind-Down Debtors or the Plan Administrator, as applicable, without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred.

C.	Tax Issues and Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, Wind-Down Debtors or the Plan Administrator, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Wind-Down Debtors or the Plan Administrator, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Wind-Down Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

Property deposited into the various Claim distribution accounts described elsewhere in the Plan (including the Combined Reserve, the WARN Reserve, and the General Account) will be subject to disputed ownership fund treatment under section 1.468B-9 of the United States Treasury Regulations. All corresponding elections with respect to such accounts shall be made, and such treatment shall be applied to the extent possible for state, local, and non-U.S. tax purposes. Under such treatment, a separate federal income tax return shall be filed with the IRS with respect to such accounts, any taxes (including with respect to interest, if any, or appreciation in property between the Effective Date and date of distribution) imposed on such accounts shall be paid out of the assets of such accounts (and reductions shall be made to amounts disbursed from such accounts to account for the need to pay such taxes).

D.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

E.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, except as provided in the Final DIP Order and DIP Documents, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim.

F.	Setoffs and Recoupment

The Debtors or the Wind-Down Debtors, as applicable, may, but shall not be required to, set off against or recoup any payments or distributions to be made pursuant to the Plan in respect of any Claims of any nature whatsoever that the Debtors or the Wind-Down Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Wind-Down Debtors of any such Claim it may have against the Holder of such Claim.

40

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 117 of 144

Notwithstanding anything to the contrary herein, nothing in the Plan or the Confirmation Order shall modify the rights, if any, of any counterparty to an Executory Contract or Unexpired Lease to assert any right of setoff or recoupment that such party may have under applicable bankruptcy law or non-bankruptcy law, including, but not limited to, the (i) ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Lease(s) with the Debtors, the Wind-Down Debtors, or any successors to the Debtors or Wind-Down Debtors, under the Plan, (ii) assertion of rights of setoff or recoupment, if any, in connection with Claim reconciliations, or (iii) assertion of setoff or recoupment as a defense, if any, to any Claim or action by the Debtors, the Wind-Down Debtors, or any successors of the Debtors or Wind-Down Debtors.

G.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

To the extent that the Holder of an Allowed Claim receives payment in full on account of such Claim from a party that is not a Debtor or Wind-Down Debtor, such Holder shall be barred from asserting such Claim against the Debtors and precluded from voting on any plans of reorganization filed in these Chapter 11 Cases and/or receiving distributions from the Debtors on account of such claims in these Chapter 11 Cases. The Debtors or the Wind-Down Debtors, as applicable, shall be authorized to update the Claims Register to remove any claims Filed with respect to an Executory Contract or Unexpired Lease that received payment in full on account of such Claim from a party that is not a Debtor or Wind-Down Debtor; provided that the Debtors will provide notice to such Claimant at the address or email address on the Proof of Claim, to the extent such information is provided, informing such Claimant that its Claim will be removed from the Claims Register. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or Wind-Down Debtor on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Debtor or Wind-Down Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of Insurers agrees to pay in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ agreement, the Debtors or the Wind-Down Debtors, as applicable, shall be authorized to update the Claims Register to remove the applicable portion of such Claim; provided that the Debtors will provide notice to such Claimant at the address or email address on the Proof of Claim, to the extent such information is provided, informing such Claimant that its Claim will be removed from the Claims Register.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, payments to Holders of Claims covered by Insurance Policies shall be in accordance with the provisions of any applicable Insurance Policy. Notwithstanding

41

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 118 of 144

anything herein to the contrary (including, without limitation, Article VII), nothing shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including Insurers under any Insurance Policies of or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

ARTICLE VII.

THE PLAN ADMINISTRATOR

A.	The Plan Administrator

The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan and to administer and distribute the Distribution Reserve Accounts and wind down the business and affairs of the Debtors and Wind-Down Debtors, including (all without further order of the Bankruptcy Court): (1) liquidating, receiving, holding, investing, supervising, and protecting the assets of the Wind-Down Debtors (2) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan from the Distribution Reserve Accounts; (3) making distributions from the Distribution Reserve Accounts as contemplated under the Plan; (4) establishing and maintaining bank accounts in the name of the Wind-Down Debtors; (5) subject to the terms set forth herein, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (6) paying all reasonable fees, expenses, debts, charges, and liabilities of the Wind-Down Debtors; (7) administering and paying taxes of the Wind-Down Debtors, including filing tax returns; (8) representing the interests of the Wind-Down Debtors or the Estates before any taxing authority in all matters, including any action, suit, proceeding, or audit; (9) investigating commencing, prosecuting, or settling the Non-Released Claims; and (10) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, or as it reasonably deems to be necessary and proper to carry out the provisions of the Plan.

The Plan Administrator may resign at any time upon 30 days’ written notice delivered to the Wind-Down Debtors and the Bankruptcy Court; provided that such resignation shall only become effective upon the appointment of a permanent or interim successor Plan Administrator, to be mutually agreed by the DIP Agent and the Oversight Committee. Upon its appointment, the successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties, and obligations of its predecessor and all responsibilities of the predecessor Plan Administrator relating to the Wind-Down Debtors shall be terminated.

1.	Plan Administrator Rights and Powers

The Plan Administrator shall retain and have all the rights, powers, and duties of a trustee in bankruptcy including without limitation the powers necessary to carry out his or her responsibilities under this Plan and as otherwise provided in the Confirmation Order. The Plan Administrator shall be the exclusive trustee of the assets of the Wind-Down Debtors for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

2.	Retention of Professionals

The Plan Administrator shall have the right to retain the services of attorneys, accountants, and other professionals that, in the discretion of the Plan Administrator, are necessary to assist the Plan Administrator in the performance of his or her duties. The reasonable fees and expenses of such

42

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 119 of 144

professionals shall be paid by the Wind-Down Debtors from the Combined Reserve upon the monthly submission of statements to the Plan Administrator to the extent set forth in the Combined Reserve. The payment of the reasonable fees and expenses of the Plan Administrator’s retained professionals shall be made in the ordinary course of business from the Combined Reserve and shall not be subject to the approval of the Bankruptcy Court.

3.	Compensation of the Plan Administrator

The Plan Administrator’s compensation, on a post-Effective Date basis, shall be as described in the Plan Supplement and paid out of the Combined Reserve. Except as otherwise ordered by the Bankruptcy Court, the fees and expenses incurred by the Plan Administrator on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including attorney fees and expenses) made by the Plan Administrator in connection with such Plan Administrator’s duties shall be paid without any further notice to, or action, order, or approval of, the Bankruptcy Court in Cash from the Combined Reserve if such amounts relate to any actions taken hereunder. Notwithstanding anything to the contrary herein, all fees, expenses, and disbursements of the Plan Administrator, including the compensation of the Plan Administrator and the payment of fees and expenses of any professionals engaged by the Plan Administrator, shall be subject to the Wind-Down Budget.

4.	Plan Administrator Expenses

All costs, expenses and obligations incurred by the Plan Administrator in administering this Plan, the Wind-Down Debtors, or in any manner connected, incidental or related thereto, in effecting distributions from the Wind-Down Debtors thereunder (including the reimbursement of reasonable expenses) shall be incurred and paid from the Combined Reserve as set forth in the Plan Supplement.

The Debtors and the Plan Administrator, as applicable, shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. However, in the event that the Plan Administrator is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash from the Combined Reserve.

B.	Wind-Down

On and after the Effective Date, the Plan Administrator will be authorized to implement the Plan and any applicable orders of the Bankruptcy Court, and the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve the Debtors’ Estates.

As soon as practicable after the Effective Date, the Plan Administrator shall: (1) cause the Debtors and the Wind-Down Debtors, as applicable, to comply with, and abide by, the terms of the Purchase Agreements and any other documents contemplated thereby; (2) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (3) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without need for any action or approval by the shareholders or board of directors or managers of any Debtor. From and after the Effective Date, except with respect to Wind-Down Debtors as set forth herein, the Debtors (1) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (2) shall be deemed to have canceled pursuant to this Plan all Interests, and (3) shall not be liable in any manner to any taxing authority for

43

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 120 of 144

franchise, business, license, or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims.

The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Plan Administrator.

C.	Liquidating Trust.

Notwithstanding anything to the contrary herein, the Plan Administrator may, with the consent of the DIP Agent, the FILO Agent, and the Creditors’ Committee, or (following the Effective Date) with the consent of the DIP Agent, FILO Agent and Oversight Committee transfer all or any portion of the assets of the Wind-Down Debtors to a trust (the “Liquidating Trust”), which shall be a “liquidating trust” as that term is used under section 301.7701-4(d) of the Treasury Regulations. For the avoidance of doubt, in the event of a Permitted Transfer, the provisions set forth in Article IV.F.7 herein shall continue to govern all matters associated with the prosecution, settlement, or collection upon any Non-Released Claims transferred to the Liquidating Trust. The Liquidating Trust shall be established for the primary purpose of liquidating the Liquidating Trust’s assets, reconciling claims asserted against the Wind-Down Debtors, and distributing the proceeds thereof in accordance with the Plan, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Liquidating Trust. Upon the transfer of the Wind-Down Debtors’ assets to the Liquidating Trust, the Wind-Down Debtors will have no reversionary or further interest in or with respect to the assets of the Liquidating Trust. To the extent beneficial interests in the Liquidating Trust are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, the Debtors intend that the exemption provisions of section 1145 of the Bankruptcy Code will apply to such beneficial interests. Prior to any Permitted Transfer, the Plan Administrator may designate trustee(s) for the Liquidating Trust, with the consent of the DIP Agent, the FILO Agent, and the Creditors’ Committee, for the purposes of administering the Liquidating Trust. The reasonable costs and expenses of the trustee(s) shall be paid from the Liquidating Trust.

1.	Liquidating Trust Treatment

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Debtors expect to treat the Liquidating Trust as a “liquidating trust” under section 301.7701-4(d) of the Treasury Regulations and a grantor trust under section 671 of the Tax Code, and the trustee of any Liquidating Trust will take a position on the Liquidating Trust’s tax return accordingly. For U.S. federal income tax purposes, the transfer of assets to the Liquidating Trust will be deemed to occur as (a) a first-step transfer of the Liquidating Trust Assets to the Holders of the applicable Claims, and (b) a second-step transfer by such Holders to the Liquidating Trust.

No request for a ruling from the IRS will be sought on the classification of the Liquidating Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidating Trust. If the IRS were to challenge successfully the classification of the Liquidating Trust as a grantor trust, the federal income tax consequences to the Liquidating Trust and the Liquidating Trust beneficiaries could vary from those discussed in the Plan (including the potential for an entity-level tax). For example, the IRS could characterize the Liquidating Trust as a so-called “complex trust” subject to a separate entity-level tax on its earnings, except to the extent that such earnings are distributed during the taxable year.

As soon as possible after the transfer of the Liquidating Trust Assets to the Liquidating Trust, the trustee(s) of the Liquidating Trust shall make a good faith valuation of the Liquidating Trust Assets. This

44

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 121 of 144

valuation will be made available from time to time, as relevant for tax reporting purposes. Each of the Debtors, the trustee(s) of the Liquidating Trust, and the holders of Claims receiving interests in the Liquidating Trust shall take consistent positions with respect to the valuation of the Liquidating Trust Assets, and such valuations shall be utilized for all U.S. federal income tax purposes.

Allocations of taxable income of the Liquidating Trust among the Liquidating Trust beneficiaries shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value) to the Liquidating Trust beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of the Liquidating Trust Assets shall equal their fair market value on the date of the transfer of the Liquidating Trust Assets to the Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

The Liquidating Trust shall in no event be dissolved later than five (5) years from the creation of such Liquidating Trust unless the Bankruptcy Court, upon motion within the six (6) month period prior to the fifth (5th) anniversary (or within the six (6) month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five (5) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the trustee(s) of the Liquidating Trust that any further extension would not adversely affect the status of the trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

The Liquidating Trust will file annual information tax returns with the IRS as a grantor trust pursuant to section 1.671-4(a) of the Treasury Regulations that will include information concerning certain items relating to the holding or disposition (or deemed disposition) of the Liquidating Trust Assets (e.g., income, gain, loss, deduction and credit). Each Liquidating Trust beneficiary holding a beneficial interest in the Liquidating Trust will receive a copy of the information returns and must report on its federal income tax return its share of all such items. The information provided by the Liquidating Trust will pertain to Liquidating Trust beneficiaries who receive their interests in the Liquidating Trust in connection with the Plan.

2.	Disputed Ownership Fund Treatment

With respect to any of the assets of the Liquidating Trust that are subject to potential disputed claims of ownership or uncertain distributions, or to the extent “liquidating trust” treatment is otherwise unavailable or not elected to be applied with respect to the Liquidating Trust, the Debtors intend that such assets will be subject to disputed ownership fund treatment under section 1.468B-9 of the Treasury Regulations, that any appropriate elections with respect thereto shall be made, and that such treatment will also be applied to the extent possible for state and local tax purposes. Under such treatment, a separate federal income tax return shall be filed with the IRS for any such account. Any taxes (including with respect to interest, if any, earned in the account) imposed on such account shall be paid out of the assets of the respective account (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). For a detailed description of the treatment of the Liquidating Trust, see Article XI. E of the Disclosure Statement, entitled “Tax Matters Regarding the Liquidating Trust.”

45

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 122 of 144

D.	Indemnification, Insurance & Liability Limitation

The Plan Administrator and all professionals retained by the Plan Administrator, each in their capacities as such, shall be deemed indemnified, except for fraud, willful misconduct, or gross negligence, in all respects by the Wind-Down Debtors. The Plan Administrator may obtain, at the expense of the Wind-Down Debtors and with funds from the Combined Reserve, commercially reasonable liability or other appropriate insurance with respect to the indemnification obligations of the Wind-Down Debtors. The Plan Administrator may rely upon written information previously generated by the Debtors.

For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Plan Administrator in its capacity as such, shall have no liability whatsoever to any party for the liabilities and/or obligations, however created, whether direct or indirect, in tort, contract, or otherwise, of the Debtors.

E.	Tax Returns

After the Effective Date, the Plan Administrator shall complete and file all final or otherwise required federal, state, and local tax returns for each of the Debtors, and, pursuant to section 505(b) of the Bankruptcy Code, may request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

F.	Dissolution of the Wind-Down Debtors

Upon a certification to be Filed with the Bankruptcy Court by the Plan Administrator of all distributions having been made and completion of all its duties under the Plan and entry of a final decree closing the last of the Chapter 11 Cases, the Wind-Down Debtors shall be deemed to be dissolved without any further action by the Wind-Down Debtors, including the filing of any documents with the secretary of state for the state in which each Debtor is formed or any other jurisdiction. The Plan Administrator, however, shall have authority to take all necessary actions to dissolve the Wind-Down Debtors in and withdraw the Wind-Down Debtors from applicable state(s).

G.	Budget and Reporting

Unless otherwise agreed to in writing by the DIP Agent, the FILO Agent, and the Debtors or Wind-Down Debtors, as applicable, commencing the second Thursday following the Effective Date and every two weeks thereafter (each such two-week period, a “Reporting Period”), until Payment in Full (as defined in the Final DIP Order) of the DIP Claims and FILO Claims, the Plan Administrator shall deliver to the DIP Agent and FILO Agent (i) an updated Wind-Down Budget; (ii) a variance report comparing actual receipts and disbursements against those forecast in the applicable Wind-Down Budget; (iii) a report on amounts distributed from the Combined Reserve and WARN Reserve during such Reporting Period; (iv) a report on the status of all claims and causes of action that the Plan Administrator, and/or Wind-Down Debtors have commenced or are authorized to commence pursuant to the Plan; and (v) a report on the claims reconciliation and objection process. At the conclusion of each Reporting Period, or more frequently if requested, the Plan Administrator shall meet with the DIP Agent, FILO Agent, and counsel thereto to discuss the reporting set forth in this Article VII.G. Any Reporting Period may be adjusted with the consent of the DIP Agent and FILO Agent.

46

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 123 of 144

ARTICLE VIII.

RESERVES ADMINISTERED BY THE PLAN ADMINISTRATOR

A.	Undeliverable Distribution Reserve

1.	Deposits

If a distribution to any Holder of an Allowed Claim is returned to the Plan Administrator as undeliverable or is otherwise unclaimed, such distribution shall be deposited in a segregated, interest-bearing account, designated as an “Undeliverable Distribution Reserve,” for the benefit of such Holder until such time as such distribution becomes deliverable, is claimed or is deemed to have been forfeited in accordance with Article VIII.B.2 of this Plan.

2.	Forfeiture

Any Holder of an Allowed Claim that does not assert a Claim pursuant to this Plan for an undeliverable or unclaimed distribution within three months after the first distribution is made to such Holder shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for the undeliverable or unclaimed distribution against any Debtor, any Estate, the Plan Administrator, the Wind-Down Debtors, or their respective properties or assets. In such cases, any Cash or other property held by the Wind-Down Debtors in the Undeliverable Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions, including the interest that has accrued on such undeliverable or unclaimed distribution while in the Undeliverable Distribution Reserve, shall become the property of the Wind-Down Debtors, notwithstanding any federal or state escheat laws to the contrary, and shall promptly be transferred to the General Account to be distributed according to the priority set forth in Article IV.B without any further action or order of the Court.

3.	Disclaimer

The Plan Administrator and his or her respective agents and attorneys are under no duty to take any action to attempt to locate any Claim Holder; provided that in his or her sole discretion, the Plan Administrator may periodically publish notice of unclaimed distributions.

4.	Distribution from Reserve

Within fifteen (15) Business Days after the Holder of an Allowed Claim satisfies the requirements of this Plan, such that the distribution(s) attributable to its Claim is no longer an undeliverable or unclaimed distribution, the Plan Administrator shall distribute out of the Undeliverable Distribution Reserve the amount of the undeliverable or unclaimed distribution attributable to such Claim, including the interest that has accrued on such undeliverable or unclaimed distribution while in the Undeliverable Distribution Reserve, to the General Account.

B.	WARN Reserve and Combined Reserve

On and after the Effective Date, the Plan Administrator shall administer the Combined Reserve and the WARN Reserve.

In accordance with the Final DIP Order, all funds in the Combined Reserve constitute property of the Estate, and are free and clear of all liens, claims, or encumbrances. The Combined Reserve shall be used to pay Holders of all Allowed Other Priority Claims, Allowed Priority Tax Claims, Allowed Administrative Claims (other than Professional Fee Claims or Allowed DIP Claims), and Allowed Other Secured Claims their respective Pro Rata share of the Combined Reserve, to the extent that such Other Priority Claims, Priority Tax Claims, Administrative Claims (other than Professional Fee Claims or Allowed DIP Claims), and Allowed Other Secured Claims have not been paid in full on or before the Effective Date. If all or any portion of an Other Priority Claim, Priority Tax Claim, Administrative Claim (other than Professional Fee Claims or Allowed DIP Claims), or Allowed Other Secured Claim shall become a Disallowed Claim, then the amounts on deposit in the Combined Reserve attributable to such

47

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 124 of 144

surplus or such Disallowed Claim, including the interest that has accrued on said amount while on deposit in the Combined Reserve, shall remain in the Combined Reserve to the extent that the Plan Administrator determines necessary to ensure that the Cash remaining in the Combined Reserve is sufficient to ensure that all Allowed Other Priority Claims, Allowed Priority Tax Claims, Allowed Administrative Claims, and Allowed Other Secured Claims will be paid in accordance with the Plan, and shall otherwise promptly be transferred to the General Account to be distributed in accordance with the Plan without any further action or order of the Court.

The Combined Reserve shall also be used by the Plan Administrator to satisfy the expenses of Wind-Down Debtors, and the Plan Administrator as set forth in the Plan and Wind-Down Budget; provided that all costs and expenses associated with the winding up of the Wind-Down Debtors and the storage of records and documents shall constitute expenses of the Wind-Down Debtors and shall be paid from the Combined Reserve to the extent set forth in the Wind-Down Budget. In no event shall the Plan Administrator be required or permitted to use its personal funds or assets for such purposes. Any amounts remaining in the Combined Reserve after payment of all expenses of the Wind-Down Debtors and the Plan Administrator, and all Allowed Other Priority Claims, Allowed Priority Tax Claims, Allowed Administrative Claims, and Allowed Other Secured Claims (or any amount in excess of that reasonably needed to be reserved for any Disputed Claims) shall promptly be transferred to the General Account and shall be distributed according to the priority set forth in the Waterfall Recovery without any further action or order of the Court.

The WARN Reserve shall be used to pay WARN Costs, and, to the extent such Claims are not paid in full from the Combined Reserve, Allowed Priority Tax Claims. After payment in full of all WARN Costs and Allowed Priority Tax Claims, any amounts remaining in the WARN Reserve shall be transferred to the General Account and shall be distributed according to the priority set forth in the Waterfall Recovery, subject to the Sharing Mechanism, without any further action or order of the Court.

C.	The General Account and Distribution Reserve Account Adjustments

Beginning on the two-month anniversary of the Effective Date or at such other times as the Plan Administrator shall determine as appropriate, and thereafter, on each two-month interval thereafter, the Plan Administrator shall determine the amount of Cash required to adequately maintain each of the Distribution Reserve Accounts. If after making and giving effect to any determination referred to in the immediately preceding sentence, the Plan Administrator determines that any Distribution Reserve Account contains Cash in an amount in excess of the amount then required to adequately maintain such Distribution Reserve Account, then at any such time the Plan Administrator shall transfer such surplus Cash to the General Account to be used or distributed according to the priority set forth in Article IV.B hereof. Neither the Plan Administrator nor any other party shall transfer Cash to any Distribution Reserve Account.

ARTICLE IX.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, the Plan Administrator or each of the Wind-Down Debtors, as applicable, shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

48

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 125 of 144

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Plan Administrator or the Wind-Down Debtors, as applicable, in consultation with the DIP Agent or FILO Agent, shall have the sole authority to File and prosecute objections to Claims, and the Wind-Down Debtors shall have the sole authority, in consultation with the DIP Agent or FILO Agent, to (1) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise; (2) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.	Estimation of Claims

Before, on, or after the Effective Date, the Debtors, Plan Administrator or the Wind-Down Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim pursuant to applicable law, including, without limitation, pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, such estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors, Plan Administrator or Wind-Down Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

D.	Adjustment to Claims Without Objection

The Debtors or the Wind-Down Debtors, as applicable, shall be authorized to update the Claims Register to adjust or remove any Claim that has been paid in full or satisfied, or any Claim that has been amended or superseded; provided that the Debtors will provide notice to such Claimant at the address or email address on the Proof of Claim, to the extent such information is provided, informing such Claimant that its Claim will be adjusted or removed from the Claims Register.

E.	Time to File Objections to Claims

Any objections to Claims shall be Filed on or before the Claims Objection Bar Date.

49

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 126 of 144

F.	Disallowance of Claims

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors, the Plan Administrator or the Wind-Down Debtors, as applicable. All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Pursuant to the terms of the Bar Date Order, if Proofs of Claim are not received by the Notice and Claims Agent on or before the Prepetition Claims Bar Date, the Administrative Claims Bar Date (as required), or the Governmental Bar Date, as applicable, and except in the case of certain exceptions explicitly set forth in the Bar Date Order, the Holders of the underlying Claims shall be barred from asserting such claims against the Debtors and precluded from voting on any plans of reorganization filed in these Chapter 11 Cases and/or receiving distributions from the Debtors on account of such claims in these Chapter 11 Cases. The Debtors or the Wind-Down Debtors, as applicable, shall be authorized to update the Claims Register to remove any claims not received by the Notice and Claims Agent before the Prepetition Claims Bar Date, Administrative Claims Bar Date or the Governmental Bar Date, as applicable, and not subject to an exception as set forth above; provided that the Debtors will provide notice to such Claimant at the address or email address on the Proof of Claim, to the extent such information is provided, informing such Claimant that its Claim will be removed from the Claims Register as a result of being untimely filed.

G.	Amendments to Claims

On or after the Effective Date, a Claim (other than a Claim arising from the rejection of an Executory Contract or Unexpired Lease or a Claim filed by the Administrative Claims Bar Date) may not be Filed or amended without the prior authorization of the Bankruptcy Court, the Plan Administrator or the Wind-Down Debtors, as applicable, and the Plan Administrator and the Wind-Down Debtors shall be authorized to update the Claims Register to remove any such new or amended Claim Filed; provided that the Debtors will provide notice to such Claimant at the address or email address on the Proof of Claim, to the extent such information is provided, informing such Claimant that its Claim will be adjusted or removed from the Claims Register.

H.	No Distributions Pending Allowance

If an objection to a Claim or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim, unless otherwise determined by the Plan Administrator or Wind-Down Debtors, as applicable.

I.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any

50

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 127 of 144

Disputed Claim becomes a Final Order, the Wind-Down Debtors shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under applicable bankruptcy law or as otherwise provided herein.

ARTICLE X.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete settlement, compromise, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the settlement, compromise, and release of all Claims and Interests subject to the Effective Date occurring. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Plan Administrator, or Wind-Down Debtors, as applicable, may compromise and settle any Claims and Causes of Action against other Entities.

B.	Release of Liens

Except as otherwise specifically provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Wind-Down Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or Wind-Down Debtors; provided that notwithstanding anything to the contrary in the Plan, the Liens securing the DIP Claims and FILO Claims shall not be released and such Liens shall remain in full force and effect until Payment in Full (as defined in the Final DIP Order) of the DIP Claims or FILO Claims, as applicable, and the Liens securing the DIP Claims and FILO Claims shall continue with the same validity and priority set forth in the Final DIP Order. The Prepetition Agents shall execute and deliver all documents reasonably requested by the Wind-Down Debtors or the Plan Administrator to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Wind-Down Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

51

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 128 of 144

C.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party other than the D&O Parties is deemed released and discharged by and on behalf of the Debtors and their respective Estates, and any and all other entities who may purport to assert any cause of action, by, through, for, or because of the foregoing entities, from any and all claims and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors or their respective Estates, that the Debtors or their respective Estates would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in the Debtors based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), any securities issued by the Debtors and the ownership thereof, the Debtors’ in-or out-of-court restructuring efforts, any intercompany transaction, the ABL Claims, the ABL Obligations, the FILO Claims, the FILO Obligations, the Prepetition Credit Agreement, the Prepetition Credit Facility Documents, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement or the Asset Sale Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the ABL Claims, the ABL Obligations, the DIP Facility, the FILO Claims, the FILO Obligations, the Prepetition Credit Agreement, the Prepetition Credit Facility Documents, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Liquidation Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Asset Sale Transaction, or any document, instrument, or agreement (including the Liquidation Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, Wind-Down Debtors, or the Debtors’ respective Estates asserting any claim or Cause of Action released pursuant to the Debtor release.

Any contrary provision hereof notwithstanding, nothing contained in this Plan, including the foregoing Debtor release will release, compromise, impair, or in any way affect any Non-Released Claims, including the D&O Claims. For the avoidance of doubt, the releases by the Debtors set forth in this Art V.C of the Plan do not extend to, and do not release, any properly pled direct claim against a Released Party held by a creditor.

52

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 129 of 144

D.	Release by Holders of Claims or Interests

As of the Effective Date, and to the fullest extent allowed by applicable law, each Releasing Party is deemed to have released and discharged each of the Debtors and Released Parties from any and all Claims and Causes of Action, whether known or unknown, including waiving any and all rights any of the foregoing parties may have under any applicable statute, including but not limited to California Civil Code § 1542, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY,” or any doctrine or principle of law restricting the release of claims that a releasor does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected the releasor’s decision to give the release, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), any securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transaction, the ABL Claims, the ABL Obligations, the FILO Claims, the FILO Obligations, the Prepetition Credit Agreement, the Prepetition Credit Facility Documents, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, or the Asset Sale Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, the ABL Claims, the ABL Obligations, the FILO Claims, the FILO Obligations, the Prepetition Credit Agreement, the Prepetition Credit Facility Documents, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Liquidation Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of Consummation or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims and Causes of Action related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the “third party release” set forth above does not release any post-Effective Date obligations of any party or Entity under the Plan, any Liquidation Transaction, or any Asset Sale Transaction, or any document, instrument, or agreement (including the Liquidation Documents and other documents, instruments, and agreements set forth in the Plan Supplement) executed to implement the Plan or any Asset Sale Transaction.

Without limiting the foregoing, from and after the Effective Date, any Entity (other than the DIP Agent, the DIP Lenders, the ABL Agent, the FILO Lenders, or the FILO Agent) that is given the opportunity to opt out of the releases contained in this Article X.D and does not exercise such opt out may not assert any claim or other Cause of Action against any Released Party based on or relating to, or in any manner arising from, in whole or in part, the Debtors. From and after the Effective Date, any Entity (other than the DIP Agent, the DIP Lenders, the ABL Agent, the FILO Lenders, or the FILO Agent) that opted out of (or otherwise did not participate in) the releases contained in this Article X.D may not assert any claim or other Cause of Action against any Released Party for which it is asserted or implied that such claim or Cause of Action is not subject to the releases contained in Article X.C of the Plan without first obtaining a Final Order from the Bankruptcy Court (a) determining, after notice and a hearing, that such claim or Cause of Action is not subject to the releases contained in Article X.C of the Plan and (b) specifically authorizing such Person or Entity to

53

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 130 of 144

bring such claim or Cause of Action against any such Released Party. For the avoidance of doubt, the terms of this paragraph shall not apply to the Plan Administrator. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a claim or Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible and as provided for in Article XIII of the Plan, the Bankruptcy Court shall have jurisdiction to adjudicate the underlying claim or Cause of Action.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the third-party release, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the third-party release is: (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating any Asset Sale Transaction and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the third-party release; (e) in the best interests of the Debtors and their respective Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the third-party release.

Any contrary provision hereof notwithstanding, nothing contained in this Plan, including the foregoing release shall release, compromise, impair or in any way affect any Non-Released Claims, including the D&O Claims.

E.	Exculpation

No Exculpated Party shall have or incur liability for, and each Exculpated Party is exculpated from, any Cause of Action or any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the DIP Facility, the Disclosure Statement, the Plan, the Plan Supplement and the Asset Sale Transactions, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of debt, and/or securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for Claims related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any Claim relating to any post-Effective Date obligations of any party or Entity under the Plan, the Asset Sale Transaction, or any document, instrument, or agreement (including the Liquidation Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan.

54

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 131 of 144

Any contrary provision hereof notwithstanding, nothing contained in this Plan, including the foregoing exculpation shall release, compromise, impair, exculpate or in any way affect any Non-Released Claims, including the D&O Claims.

F.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released by the Debtors pursuant to the Plan; (c) have been released by third parties pursuant to the Plan, (d) are subject to exculpation pursuant to the Plan; or (e) are otherwise discharged, satisfied, stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date through and until the date upon which all remaining property of the Debtors’ Estates vested in the Wind-Down Debtors has been liquidated and distributed in accordance with the terms of the Plan, from taking any of the following actions against, as applicable, the Debtors, Wind-Down Debtors, the Released Parties, or the Exculpated Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action or liabilities discharged, released, exculpated, or settled pursuant to the Plan.

For the avoidance of doubt, and notwithstanding the foregoing, nothing in this section shall release, compromise, impair, exculpate or in any way affect any Non-Released Claims, including the D&O Claims.

G.	SEC

Notwithstanding any language to the contrary in the Disclosure Statement, Plan and/or Plan Confirmation Order, no provision shall (i) preclude the SEC from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceeding or investigations against any non-debtor person or non-debtor entity in any forum.

H.	Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Wind-Down

55

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 132 of 144

Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Wind-Down Debtors, or another Entity with whom the Wind-Down Debtors have been associated, solely because the Debtors have been debtors under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases), or have not paid a debt that is dischargeable in the Chapter 11 Cases.

I.	Recoupment

In no event shall any Holder of a Claim be entitled to recoup against any claim, right, or Cause of Action of the Debtors or the Wind-Down Debtors, as applicable, unless such Holder actually has provided notice of such recoupment in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

J.	Subordination Rights.

Any distributions under the Plan shall be received and retained free from any obligations to hold or transfer the same to any other Holder and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights. Any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

ARTICLE XI.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article XI.B hereof):

1. The Confirmation Order shall have been duly entered and in full force and effect;

2. The Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and each of the other transactions contemplated by the Liquidation;

3. The final version of the schedules, documents, and exhibits contained in the Plan Supplement, and all other schedules, documents, supplements and exhibits to the Plan, shall have been executed or Filed, as applicable, in form and substance consistent in all respects with the Plan, shall be acceptable to the DIP Agent, FILO Agent, and Creditors’ Committee, and shall not have been modified in a manner inconsistent therewith;

4. The Professional Fee Escrow Account shall have been established and funded with Cash in accordance with Article II.B.2 of the Plan.

5. All accrued and unpaid Lender Fees shall have been paid.

6. The Debtors shall have implemented the Liquidation Transactions in a manner consistent in all material respects with the Plan.

56

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 133 of 144

B.	Waiver of Conditions

The Debtors, with the consent of the DIP Agent, FILO Agent, and Creditors’ Committee, may waive any of the conditions to the Effective Date set forth in Article XI.A of the Plan at any time, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan.

C.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.	Effect of Nonoccurrence of Conditions to the Effective Date

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims or Interests; (2) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

ARTICLE XII.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments

Subject to the limitations contained in the Plan, the Debtors reserve the right, with the consent of the DIP Agent, FILO Agent, and Creditors’ Committee to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights, with the consent of the DIP Agent, FILO Agent, and Creditors’ Committee, to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of the Plan

The Debtors reserve the right, with the consent of the DIP Agent, FILO Agent, and Creditors’ Committee, to revoke or withdraw the Plan before the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement

57

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 134 of 144

executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XIII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims;

2. decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Claims or other Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed or assumed and assigned; and (c) any dispute regarding whether a contract or lease is or was executory, expired, or terminated;

4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor or the Estates that may be pending on the Effective Date;

6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, and other agreements or documents created in connection with the Plan; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court;

7. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

58

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 135 of 144

9. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article X of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) anything that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan and the Confirmation Order; or (d) related to section 1141 of the Bankruptcy Code;

11. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12. adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

13. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

14. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with any Non-Released Claims, including the D&O Claims.

15. enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Entity, and resolve any cases, controversies, suits, or disputes that may arise in connection with any Entity’s rights arising from or obligations incurred in connection with the Plan;

16. hear and determine matters concerning local, state, federal, and foreign taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

17. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

18. enforce all orders previously entered by the Bankruptcy Court; and

19. hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or the Judicial Code.

Nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article XIII, the provisions of this Article XIII shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

59

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 136 of 144

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose prior to the Effective Date.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Wind-Down Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or advisable to effectuate and further evidence the terms and conditions of the Plan, which shall be acceptable to the DIP Agent, FILO Agent, and Creditors’ Committee. The Debtors or the Wind-Down Debtors, as applicable, all Holders of Claims receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Dissolution of Statutory Committees

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

D.	Payment of Statutory Fees

All fees and applicable interest payable pursuant to section 1930 of the Judicial Code and

31 U.S.C. § 3717, as applicable, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Wind-Down Debtors for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

E.	Reservation of Rights

Before the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to any Claims or Interests.

60

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 137 of 144

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Service of Documents

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Debtors	Counsel to the Debtors
Bed Bath & Beyond Inc.	Kirkland & Ellis LLP
650 Liberty Avenue	Kirkland & Ellis International LLP
Union, New Jersey 07083	601 Lexington Avenue
Attention: David Kastin	New York, New York 10022
Attention: Joshua A. Sussberg, P.C., Emily E. Geier,
P.C., and Derek I. Hunter
and

Cole Schotz P.C.
Court Plaza North, 25 Main Street
Hackensack, New Jersey 07601
Attention: Michael D. Sirota, Esq. Warren A. Usatine,
Esq., and Felice R. Yudkin, Esq.

Counsel to the Predecessor ABL Agent	Counsel to the FILO Lenders
Davis Polk & Wardwell LLP	Proskauer Rose LLP
450 Lexington Avenue	11 Times Square
New York, New York 10017	New York, New York 10036-8299
Attention: Marshall S. Huebner and Adam L. Shpeen	Attention: David Hillman and Charles A. Dale

Counsel to the Creditors’ Committee	United States Trustee
Pachulski Stang Ziehl & Jones	Office of the United States Trustee
780 Third Avenue, 34th Floor	One Newark Center
New York, New York 10017	1085 Raymond Boulevard, Suite 2100
Attention: Robert J. Feinstein and Bradford J. Sandler	Newark, NY 07102

After the Effective Date, the Wind-Down Debtors shall have the authority to send a notice to parties in interest providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such party must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Wind-Down Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

61

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 138 of 144

H.	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

I.	Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://restructuring.ra.kroll.com/bbby or the Bankruptcy Court’s website at https://www.njb.uscourts.gov.

J.	Nonseverability of Plan Provisions

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Wind-Down Debtors’ consent, as applicable; and (3) nonseverable and mutually dependent.

K.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and, pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Wind-Down Debtors will have any liability for the violation of any applicable law (including the Securities Act), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

L.	Waiver and Estoppel.

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

62

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 139 of 144

BED BATH & BEYOND INC. (on behalf of itself and all other Debtors)
Dated: September 11, 2023	/s/ Holly Etlin
Holly Etlin
Chief Restructuring Officer and Chief Financial
Officer of Bed Bath & Beyond Inc.

63

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 140 of 144

Exhibit B

Confirmation and Effective Date Notice

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 141 of 144

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Joshua A. Sussberg, P.C. (admitted pro hac vice)

Emily E. Geier, P.C. (admitted pro hac vice)

Derek I. Hunter (admitted pro hac vice)

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

joshua.sussberg@kirkland.com

emily.geier@kirkland.com

derek.hunter@kirkland.com

COLE SCHOTZ P.C.

Michael D. Sirota, Esq.

Warren A. Usatine, Esq.

Felice R. Yudkin, Esq.

Court Plaza North, 25 Main Street

Hackensack, New Jersey 07601

Telephone: (201) 489-3000

msirota@coleschotz.com

wusatine@coleschotz.com

fyudkin@coleschotz.com

Co-Counsel for Debtors and

Debtors in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEW JERSEY

In re:	Chapter 11

BED BATH & BEYOND INC., et al.,	Case No. 23-13359 (VFP)

Debtors.[5]	(Jointly Administered)

[5]

The last four digits of Debtor Bed Bath & Beyond Inc.’s tax identification number are 0488. A complete list of the Debtors in these Chapter 11 Cases and each such Debtor’s tax identification number may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/bbby. The location of Debtor Bed Bath & Beyond Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is 650 Liberty Avenue, Union, New Jersey 07083.

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 142 of 144

NOTICE OF (A) ENTRY OF THE ORDER

(I) APPROVING THE DISCLOSURE STATEMENT

ON A FINAL BASIS AND (II) CONFIRMINGTHE SECOND

AMENDED JOINT CHAPTER 11 PLAN OF BED BATH & BEYOND INC.

AND ITS DEBTOR AFFILIATES AND (B) OCCURRENCE OF EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that the Honorable Vincent F. Papalia, United States Bankruptcy Judge, entered an order confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. And Its Debtor Affiliates (as may be modified, the “Plan”) [Docket No. 2160] and approving the Disclosure Statement on a final basis (the “Confirmation Order”), which the Clerk of the United States Bankruptcy Court for the District of New Jersey (the “Court”) docketed on [●]], 2023.6

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents are available on the Court’s website at https://www.njb.uscourts.gov/. To access the Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [●]], 2023].

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided in the Plan, the Confirmation Order, or any other applicable order of the Court or Holders of an Allowed Administrative Claim and the Debtors have agreed otherwise, all requests for payment of Administrative Claims must be Filed and served on the Debtors on or before the Administrative Claims Bar Date: the date that is fourteen (14) days following the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request on or before the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, any purchasers of their assets, or their respective property, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date. Parties exempted from filing requests for payment of Administrative Claims under the Bar Date Order are not required to comply the Administrative Claims Bar Date.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by a Final Order of the Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Court within thirty (30) days after the later of (a) the date of entry of an order of the Court (including the Confirmation Order) approving such rejection, (b) the Effective Date of such rejection, or (c) the Effective Date.

[6]	Capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

2

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 143 of 144

PLEASE TAKE FURTHER NOTICE that the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article X of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Wind-Down Debtors, and any Holder of a Claim or an Interest and such Holder’s respective successors and assigns, whether or not the Claim or the Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

[Remainder of page intentionally left blank]

3

Case 23-13359-VFP    Doc 2172    Filed 09/14/23    Entered 09/14/2319:27:19    Desc Main Document    Page 144 of 144

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Wind-Down Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept the Plan.

Dated: [ ], 2023	/s/ DRAFT
COLE SCHOTZ P.C.
Michael D. Sirota, Esq.
Warren A. Usatine, Esq.
Felice R. Yudkin, Esq.
Court Plaza North, 25 Main Street
Hackensack, New Jersey 07601
	Telephone:	(201) 489-3000
	Email:	msirota@coleschotz.com
wusatine@coleschotz.com
fyudkin@coleschotz.com

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Joshua A. Sussberg, P.C. (admitted pro hac vice)
Emily E. Geier, P.C. (admitted pro hac vice)
Derek I. Hunter (admitted pro hac vice)
601 Lexington Avenue
New York, New York 10022
	Telephone:	(212) 446-4800
	Facsimile:	(212) 446-4900
	Email:	joshua.sussberg@kirkland.com
emily.geier@kirkland.com
derek.hunter@kirkland.com

Co-Counsel for Debtors and
Debtors in Possession